                                                                    Exhibit 10.9


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                                 LEASE AGREEMENT



                        110 EAST 42ND STREET ASSOCIATES,
                              LIMITED PARTNERSHIP,

                                    Landlord

                                       and

                          NATIONAL FIBER NETWORK, INC.,

                                     Tenant

                              110 East 42nd Street
                            New York, New York 10017

                           Dated as of March 19, 1997


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

                            TABLE OF CONTENTS

Article                                                             Page

 1     Premises and Rent ................................................      1
 2     Use ..............................................................      2
 3     Preparation of Premises ..........................................      3
 4     Taxes ............................................................      3
 5     Intentionally Omitted ............................................      4
 6     Intentionally Omitted ............................................      4
 7     Subordination, Notice to Superior Lessors and Mortgagees .........      4
 8     Quiet Enjoyment ..................................................      6
 9     Assignment, Subletting and Mortgaging ............................      6
10     Compliance with Laws .............................................      9
11     Insurance ........................................................     10
12     Rules and Regulations ............................................     12
13     Tenant's Work; Alterations .......................................     12
14     Landlord's and Tenant's Property .................................     16
15     Repairs and Maintenance ..........................................     16
16     Electric Energy ..................................................     17
17     Heat, Ventilation and Air-Conditioning ...........................     18
18     Other Services; Service Interruption .............................     19
19     Access ...........................................................     20
20     Notice of Occurrences ............................................     21
21     Non-Liability and Indemnification ................................     22
22     Damage or Destruction ............................................     23
23     Eminent Domain ...................................................     24
24     Surrender ........................................................     26
25     Conditions of Limitation-Insolvency; Default .....................     26
26     Re-Entry by Landlord .............................................     28
27     Damages ..........................................................     29
28     Affirmative Waivers ..............................................     31
29     No Waivers .......................................................     31
30     Curing Tenant's Defaults .........................................     32
31     Broker ...........................................................     32
32     Notices ..........................................................     33
33     Estoppel Certificates ............................................     33
34     Memorandum of Lease ..............................................     34
35     Submission Not an Offer ..........................................     34
36     Signage ..........................................................     35
37     Holding Over .....................................................     35
38     Miscellaneous ....................................................     36

EXHIBIT A --  Plan of Premises ..........................................     43
EXHIBIT B --  Landlord's Work ...........................................     44
EXHIBIT C --  Rules and Regulations .....................................     45

EXHIBIT D --  Cleaning Specifications ...................................     50

      LEASE, made as of the ____ day of March, 1997, by and between 110 East 42nd Street Associates, Limited Partnership, a Maryland limited partnership with offices at 110 East 42nd Street, New York 10017 (herein called "Landlord"), and National Fiber Network, Inc., a Delaware corporation having an address at 60 Hudson Street, New York, New York 10013 (herein called "Tenant").

                                 REFERENCE PAGE

PREMISES: A portion of the 15th floor of the building located at 110 East 42nd Street, New York, New York 10017, which premises are deemed to be 5,325 square feet and are approximately as shown on the floor plans annexed hereto as Exhibit A.

COMMENCEMENT DATE:  April 1, 1997.

RENT COMMENCEMENT DATE:  The Commencement Date

EXPIRATION DATE: The day immediately preceding the first anniversary of the Commencement Date.

TERM OF LEASE:  One (1) year.

ANNUAL FIXED BASE RENT:  $127,800.00

MONTHLY INSTALLMENT OF FIXED BASE RENT:  $10,650.00

ELECTRICITY:  Direct Meter.

TENANT'S PROPORTIONATE SHARE:  .023066 (2.3066%)

REAL ESTATE BROKERS:  Colliers ABR, Inc.

The Reference Page information is incorporated into and made a part of the within Lease. In the event of any conflict between any Reference Page information and the Lease, the Lease shall control. This Lease includes Exhibits A through D all of which are made a part hereof.

                              W I T N E S S E T H:

      The parties hereto covenant and agree as follows:

                                    ARTICLE 1

                                PREMISES AND RENT

      1.01 Landlord hereby leases to Tenant, and Tenant hereby hires from Landlord, upon and subject to the terms, covenants, provisions and conditions of this Lease, the premises located in the building known as 110 East 42nd Street in the City, County and State of New York (herein called "Building"), which premises are deemed to be 5,325 square feet and approximately as shown on the floor plan attached hereto as Exhibit A and made a part hereof (herein called "Premises").

      1.02 (a) The term of this Lease shall commence on the date specified in
Section 1.02(b) (the "Commencement Date"), and shall expire at 11:59 P.M. on the Expiration Date set forth on the Reference Page, both dates inclusive, or upon the earlier expiration of the term of this Lease pursuant to the terms of this Lease or pursuant to law.

            (b) The "Commencement Date" of the term of this Lease shall be April 1, 1997.

            (c) The "Rent Commencement Date" shall be the Commencement Date.

            (d) Subject to the completion of Landlord's Work, as defined in Exhibit B, Tenant hereby agrees that the Premises are being leased in its current, "As-Is" condition. Tenant hereby accepts the existing facilities, materials and work as furnished, installed and performed in the Premises by Landlord as satisfactory. All other installations, materials and work which may be undertaken by or for the account of Tenant to prepare, equip, decorate and furnish the Premises for Tenant's occupancy shall be at Tenant's expense and are hereinafter referred to as "Alterations."

            (e) This Section 1.02 shall be deemed to be an express provision to the contrary for purposes of Section 223-a of the Real Property Law of the State of New York and any other law of like import now or hereafter in force.

      1.03 (a) From and after the Rent Commencement Date, Tenant shall pay to Landlord fixed annual base rent, subject to adjustment, at the annual fixed base rental rate set forth in the Reference Page (herein called "Fixed Base Rent") which shall be payable in equal monthly installments in advance on the first day of each and every calendar month during the term of this Lease, except that the first monthly installment of Fixed Base Rent shall be payable by Tenant upon execution hereof. In the event that the Rent

Commencement Date falls on any day other than the first day of a month, the Fixed Base Rent for such partial month shall be pro-rated on a per diem basis and Tenant shall pay the amount thereof for such partial month on the Rent Commencement Date. In such event the amount paid by Tenant upon execution of this Lease shall be applied to the Fixed Base Rent payable on the first day of the first month following the Rent Commencement Date.

            (b) Any sum other than Fixed Base Rent payable hereunder (hereinafter called "Additional Rent") shall, unless otherwise stated, be due on demand therefor and shall be payable whether or not the Rent Commencement Date has occurred. Fixed Base Rent and Additional Rent shall be paid in lawful money of the United States by check drawn to Landlord's order. Said checks shall be sent to Landlord at its address as hereinabove set forth, or to such other party or parties and/or at such other address(es) as Landlord shall designate by notice to Tenant.

            (c) Tenant shall pay the Fixed Based Rent and Additional Rent promptly when due without notice or demand therefor and without abatement, deduction or setoff for any reason whatsoever.

      1.04 No payment by Tenant or receipt or acceptance by Landlord of a lesser amount than the correct Fixed Base Rent or Additional Rent shall be deemed to be other than a payment on account, nor shall any endorsement or statement on any check or any letter accompanying any check or payment be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance or pursue any other remedy provided in this Lease or at law.

      1.05 Landlord shall have the same right and remedies (including, without limitation, the right to commence a summary proceeding) for a default in the payment of Additional Rent as for a default in the payment of Fixed Base Rent notwithstanding the fact that Tenant may not then also be in default in the payment of Fixed Base Rent.

                                    ARTICLE 2

                                       USE

      2.01 Tenant shall use and occupy the Premises only for general and executive offices and for no other purpose.

      2.02 If any governmental license or permit (other than a Certificate of Occupancy for the Building or any other license or permit required of all tenants occupying space for executive and general office use in the Borough of Manhattan) shall be required for the proper and lawful conduct of Tenant's business in the Premises or any part thereof, Tenant at its expense shall procure and maintain and comply with the terms and conditions of such license or permit and submit the same to Landlord for inspection.

      2.03 Tenant shall not at any time use or occupy or suffer or permit anyone to use or occupy the Premises, or do or permit anything to be done in the Premises, in any manner which, in Landlord's judgment, would (a) violate the Certificate of Occupancy for the Premises or the Building; (b) cause injury to the Building or any equipment, facilities or systems therein or any persons in or about the Building; (c) constitute a violation of the laws or requirements of any public authority or the requirements of the New York Board of Fire Underwriters or any other similar body or cause an increase in the rate of fire insurance on the Building or any other tenant; (d) impair the character, reputation or appearance of the Building as a first-class office building; or
(e) annoy or inconvenience other tenants or occupants of the Building.

                                    ARTICLE 3

                             PREPARATION OF PREMISES

      3.01 Tenant is leasing the Premises "as is" as of the date hereof, except for any work which Landlord has expressly agreed to perform in accordance with Exhibit B annexed hereto.

                                    ARTICLE 4

                                      TAXES

      4.01 (a) Tenant shall pay to Landlord upon demand, unless Tenant is required to pay the applicable taxing authority directly, as Additional Rent, any occupancy tax or rent tax now in effect or hereafter enacted, which Landlord now or hereafter is required to pay (i) with respect to the Premises or this Lease or (ii) upon this transaction or any document to which Tenant is a party creating or transferring an interest or an estate in the Premises. Nothing herein shall be construed to require Tenant to pay any portion of the real estate taxes assessed on the Building or the land.

            (b) Tenant agrees to pay, before delinquency, any and all taxes levied or assessed against Tenant which become payable during the term hereof upon Tenant's equipment, furniture, fixtures, and other personal property of Tenant located in the Premises.

                                    ARTICLE 5

                              INTENTIONALLY DELETED


                                    ARTICLE 6

                              INTENTIONALLY DELETED


                                    ARTICLE 7

                        SUBORDINATION, NOTICE TO SUPERIOR
                             LESSORS AND MORTGAGEES

      7.01 This Lease, and all rights of Tenant hereunder, are and shall be subject and subordinate to all ground leases, overriding leases and underlying leases of the Land and/or the Building hereafter existing and to all mortgages which may hereafter affect the Land and/or the Building and/or any of such leases, whether or not such mortgages shall also cover other lands and/or buildings and/or leases, to each and every advance made or hereafter to be made under such mortgages, and to all renewals, modifications, replacements and extensions of such leases and such mortgages and spreaders and consolidations of such mortgages. This Section shall be self-operative and no further instrument of subordination shall be required. In confirmation of such subordination, Tenant shall promptly execute, acknowledge and deliver any instrument that Landlord, the lessor under any such lease or the holder of any such mortgage or any of their respective successors in interest may reasonably request to evidence such subordination and, if Tenant fails to execute, acknowledge or deliver any such instruments within 10 days after request therefor, Tenant hereby irrevocably constitutes and appoints Landlord as Tenant's attorney-in-fact coupled with an interest to execute and deliver any such instruments for and on behalf of Tenant. Nothing contained in the preceding sentence shall limit Landlord's remedies under Section 25.02(e). Any lease to which this Lease is, at the time referred to, subject and subordinate is herein called a "Superior Lease" and the lessor of a Superior Lease or its successor in interest, at the time referred to, is herein called a "Superior Lessor"; any mortgage to which this Lease is, at the time referred to, subject and subordinate is herein called a "Superior Mortgage" and the holder of a Superior Mortgage is herein called a "Superior Mortgagee."

      7.02 Tenant agrees that, except for the first month's rent hereunder, it will pay no rent under this Lease more than 30 days in advance of its due date, if so restricted by a Superior Lease or Superior Mortgage or by an assignment of this Lease to the holder of a Superior Mortgage or a Superior Lease. If any act or omission of Landlord would give Tenant the right, immediately or after lapse of a period of time, to cancel or terminate this

Lease, or to claim a partial or total eviction, Tenant shall not exercise such right (a) until it has given written notice of such act or omission to Landlord and each Superior Mortgagee and each Superior Lessor whose name and address shall previously have been furnished to Tenant, and (b) until a reasonable period for remedying such act or omission shall have elapsed following the giving of such notice and following the time when such Superior Mortgagee or Superior Lessor shall have become entitled under such Superior Mortgage or Superior Lease, as the case may be, to remedy the same (which reasonable period shall in no event be less than the period to which Landlord would be entitled under this Lease or otherwise, after similar notice, to effect such remedy), provided such Superior Mortgagee or Superior Lessor shall with due diligence commence and continue to remedy such act or omission.

      7.03 If any Superior Lessor or Superior Mortgagee or purchaser at a foreclosure sale shall succeed to the rights of Landlord under this Lease, whether through possession or foreclosure action or delivery of a new lease or deed, then at the request of such party so succeeding to Landlord's rights (herein called a "Successor Landlord") and upon such Successor Landlord's written agreement to accept Tenant's attornment, Tenant shall attorn to and recognize such Successor Landlord as Tenant's landlord under this Lease. This attornment shall be self-operative and no further instrument of attornment shall be required. In confirmation of such attornment, Tenant shall promptly execute, acknowledge and deliver any instrument that Landlord or any Successor Landlord may reasonably request to evidence such subordination (which, if so requested, shall include the substance of the last sentence of this Section 7.03) and, if Tenant fails to execute, acknowledge and deliver any such instruments within 10 days after request therefor, Tenant hereby irrevocably appoints Landlord and the Successor Landlord as Tenant's attorneys-in-fact coupled with an interest to execute and deliver any such instruments for and on behalf of Tenant. Nothing in the preceding sentence shall be construed to limit Landlord's rights under
Section 25.02(e) hereof. Upon such attornment, this Lease shall continue in full force and effect as a direct lease between the Successor Landlord and Tenant upon all of the terms, conditions and covenants as are set forth in this Lease except that the Successor Landlord shall not (a) be liable for any previous act, omission or default of Landlord under this Lease; (b) be subject to any offsets, claims or defenses which theretofore shall have accrued to Tenant against Landlord; (c) be bound by any covenant to undertake or complete any improvements to the Premises or the Building or to pay to Tenant any sum, or grant to Tenant any credit, in the nature of a contribution towards the cost of preparing, furnishing or moving into the Premises or any portion, thereof; or (d) be bound by any previous modification, amendment, surrender or cancellation of this Lease or by any previous prepayment of more than one month's Fixed Base Rent or Additional Rent, unless such modification, amendment, surrender, cancellation or prepayment shall have been expressly approved in writing by the Superior Lessor or the Superior Mortgagor through or by reason of which the Successor Landlord shall have succeeded to the rights of Landlord under this Lease.

                                    ARTICLE 8

                                 QUIET ENJOYMENT

      8.01 So long as Tenant pays all of the Fixed Base Rent and Additional Rent and performs all of Tenant's other obligations hereunder, Tenant shall peaceably and quietly have, hold and enjoy the Premises without hindrance, ejection or molestation by Landlord or any person lawfully claiming through or under Landlord, subject, nevertheless, to the provisions of this Lease and to Superior Leases and Superior Mortgages. This covenant shall be construed as a covenant running with the land, and is not, nor shall it be construed as, a personal covenant of Landlord, except to the extent of Landlord's interest in the Land and the Building and only so long as such interest shall continue, and thereafter this covenant shall be binding only upon subsequent successors in interest of Landlord's interest in the Land and the Building, to the extent of their respective interest, as and when they shall acquire the same, and so long as they shall retain such interest.

                                    ARTICLE 9

                      ASSIGNMENT, SUBLETTING AND MORTGAGING

      9.01 Tenant, for itself, its heirs, distributees, executors, administrators, legal representatives, successors and assigns, expressly covenants that it shall not whether voluntarily, involuntarily, or by operation of law or otherwise, assign, mortgage or encumber this Lease, nor underlet, or suffer or permit the Premises or any part thereof to be used or occupied by others without Landlord's prior written consent, such consent not to be unreasonably withheld or delayed.

            If this Lease be assigned, or if the Premises or any part thereof be underlet or occupied by anybody other than Tenant, Landlord may, after default by Tenant, collect rent from the assignee, undertenant or occupant, and apply the net amount collected to the Fixed Base Rent or Additional Rent herein reserved, but no assignment, underletting, occupancy or collection shall be deemed a waiver of the provisions hereof, the acceptance of the assignee, undertenant or occupant as Tenant, or a release of Tenant from the further performance by Tenant of covenants on the part of Tenant herein contained. The transfer of a majority of the partnership interests of Tenant, the voting power of Tenant or the power to control Tenant shall be deemed an assignment prohibited by this Article.

      9.02 The listing of any name other than that of Tenant, whether on the doors of the Premises or the Building directory, or otherwise, shall not operate to vest any right or interest in this Lease or in the Premises on the person or firm therein named, nor shall it be deemed to be the consent of Landlord to any assignment or transfer of this Lease or to any sublease of the Premises or to the use or occupancy thereof by others.

      9.03 If Tenant requests Landlord's consent to a specific assignment or subletting, Tenant shall submit in writing (i) the name and address of the proposed assignee or subtenant, (ii) a term sheet setting forth the material business terms of the proposed transaction, including, without limitation, the purchase price for all or substantially all of Tenant's assets or stock, as the case may be, (iii) at least two years of financial statements for the proposed assignee or subtenant, (iv) information as to the nature and character of the business and proposed use for the space and (v) all other information reasonably requested by Landlord.

      9.04 (a) The proposed assignment or sublease must specifically provide that (1) the assignee or sublessee, as the case may be, will not have the right to further assign or sublet all or part of the demised premises or to allow same to be used by others, without the consent of Landlord in each instance in accordance with this Article 9; (2) a consent by Landlord thereto shall not be deemed or construed to modify, amend or affect the terms and provisions of the Lease, or Tenant's obligations hereunder; and (3) the receipt by Landlord of any amounts from sublessee, or other occupant of any part of the demised premises shall not be deemed or construed as releasing Tenant from Tenant's obligations under the lease or the acceptance of that party as a direct tenant;

            (b) Any such consent of Landlord shall be subject to the terms of this Article and conditioned upon there being no default by Tenant beyond any grace and notice period under any of the terms, covenants and conditions of this Lease at the time that Landlord's consent to any such assignment or subletting is requested and all basic annual rent and additional rent due to date shall have been paid on the date of the commencement of the term of any such proposed sublease or the effective date of any such proposed assignment.

      9.05 (a) Within two (2) days after executing an assignment or sublease (after having received Landlord's written consent pursuant to this Article), Tenant shall deliver to Landlord an original assignment or sublease, as the case may be.

            (b) All subleases shall provide that the sublessee shall comply with all applicable terms, covenants, provisions and conditions of this Lease to be performed by Tenant hereunder except for the obligation to pay basic annual rent and additional rent and such other covenants that are, by their nature, not relevant to the subletting. All assignments of this Lease shall contain an assumption by the assignee of all of the terms, covenants, provisions and conditions of this Lease to be performed by the Tenant hereunder.

      9.06 Anything contained in Article 9 to the contrary notwithstanding:

            (a) Tenant may list with brokers its space for assignment or subletting and may advertise such space provided no such advertisements include the name of the Building;

            (b) No assignment or subletting shall be made: (i) by the legal representatives of the Tenant or by any person to whom Tenant's interest under this lease passes by operation of law, except in compliance with the provisions of this Article; (ii) to any person or entity for the conduct of a business which is not in keeping with the standards and the general character of the Building and in accordance with the Permitted Use; and (iii) to any person or entity which shall at that time be a Tenant, subtenant or other occupant of any part of the Building, or who dealt with Landlord or Landlord's agent (directly or through a broker) with respect to space in the Building during the six (6) months immediately preceding Tenant's request for Landlord's consent.

      9.07 The joint and several liability of Tenant and any immediate or remote successor in interest of Tenant and the due performance of the obligations of this Lease on Tenant's part to be performed or observed shall not be discharged, released or impaired in any respect by any agreement or stipulation made by Landlord extending the time of or modifying any of the obligations of this Lease or by any waiver or failure of Landlord to enforce any of the obligations of this Lease.

      9.08 Any assignment or transfer, shall not be effective unless and until
(a) the assignee shall execute, acknowledge and deliver to Landlord a recordable agreement, in form and substance satisfactory to Landlord, whereby the assignee shall assume the obligations and performance of this Lease and agree to be bound by all of the covenants, agreements, terms, provisions and conditions hereof on the part of Tenant to be performed or observed on and after the effective date of any such assignment and (b) agree that the provisions of this Article 9 shall, notwithstanding such assignment or transfer, continue to be binding upon it in the future. Tenant covenants that, notwithstanding any assignment or transfer, whether or not in violation of the provisions of this Lease, and notwithstanding the acceptance of basic annual rent by Landlord from an assignee or transferee or any other party, Tenant shall remain fully and primarily and jointly and severally liable for the payment of the basic annual rent and all additional rent due and to become due under this Lease and for the performance and observance of all of the covenants, agreements, terms, provisions and conditions of this Lease on the part of Tenant to be performed or observed.

      9.09 The liability of Tenant, and the due performance by Tenant of the obligations on its part to be performed under this Lease, shall not be discharged, released or impaired in any respect by an agreement or stipulation made by Landlord or any grantee or assignee of Landlord in connection with a mortgage or any other agreement with a third party extending the time of or modifying any of the obligations contained in this Lease, or by any waiver or failure of Landlord to enforce any of the obligations on Tenant's part to be performed under this Lease, and Tenant shall continue to be liable hereunder. If any such agreement or modification operates to increase the obligations of Tenant under this Lease, the liability under this Section 9.09 of the tenant named in the Lease or any of its successors in interest (unless such party shall have expressly consented in writing to such agreement or modification) shall continue to be no greater than if such agreement or modification had not been made.

      9.10 If Landlord shall give its consent to any assignment of this Lease or to any sublease, Tenant shall in consideration therefor, pay to Landlord, as additional rent:

            (i) in the case of an assignment, an amount equal to all sums and other consideration paid to Tenant by the assignee for or by reason of such assignment (including, but not limited to, sums paid for the sale or rental of Tenant's fixtures, leasehold improvements, equipment, furniture, furnishings or other personal property, less, in the case of a lease or sale thereof, the then fair market rental or sale value, as the case may be), and less any expenses reasonably incurred by Tenant in connection with such assignment, including without limitation, costs of altering and preparing the demised premises for new tenants, brokerage commissions and reasonable attorneys' fees and disbursements; and

            (ii) in the case of a sublease, any rents, additional charges and other consideration payable under the sublease to Tenant by the sublessee which is in excess of the Fixed Base Rent and Additional Rent accruing during the term of the sublease in respect of the subleased space (at the rate per square foot payable by Tenant hereunder) pursuant to the terms hereof (including, but not limited to, sums paid for the sale or rental of Tenant's fixtures, leasehold improvements, equipment, furniture, furnishings or other personal property, less, in the case of the lease or sale thereof, the then fair market rental or sale value, as the case may be), and less any expenses reasonably incurred by Tenant in connection with such subletting, including without limitation, costs of altering and preparing the demised premises for subtenants, brokerage commissions and reasonable attorneys' fees and disbursements.

                                   ARTICLE 10

                              COMPLIANCE WITH LAWS

      10.01 Tenant shall, at Tenant's expense, comply with all legal requirements which shall impose any violation, order or duty upon Landlord or Tenant with respect to the Premises, or the use or occupation thereof, whether or not such compliance involves structural repairs or changes to the demised premises.

      10.02 Notwithstanding the provision of Section 10.01 hereof, Tenant, at its own cost and expense, in its name and/or (whenever necessary) Landlord's name, may contest, in any manner permitted by law (including appeals to a court, or governmental department or authority having jurisdiction in the matter), the validity or the enforcement of any legal requirements with which Tenant is required to comply pursuant to this Lease, and may defer compliance therewith provided that:

            (a) such non-compliance shall not subject Landlord to criminal prosecution or subject the Property to lien or sale;

            (b) such non-compliance shall not be in violation of any mortgage, or of any ground or underlying lease or any mortgage thereon; and

            (c) Tenant shall promptly, diligently and continuously prosecute such contest.

      Landlord, without expense or liability to it, shall cooperate with Tenant and execute any documents or pleadings required for such purpose, provided that Landlord shall reasonably be satisfied that the facts set forth in any such documents or pleadings are accurate.

      10.03 All work performed pursuant to this Article by Tenant shall be performed in accordance with the provisions of Article 13 hereof relating to Alterations.

                                   ARTICLE 11

                                    INSURANCE

      11.01 Tenant shall obtain and keep in full force and effect during the term of this Lease at its own cost and expense comprehensive general liability insurance with a broad form liability insurance with a broad form liability endorsement including coverage for contractual liability. Said insurance shall provide coverage on an occurrence basis with a minimum limit of liability of (a) $2,000,000 per occurrence for bodily injury (including death), whether involving one or more persons and (b) $2,000,000 per occurrence in respect of property damage; subsections (a) and (b) shall be subject to an annual aggregate of $2,000,000. In the event Tenant occupies space in more than one location, the said aggregate of $2,000,000 shall apply to each location. Said insurance is to be written without the inclusion of any defense costs within the limit of liability and shall name Landlord, as additional insured, and Tenant, as insured, against any and all claims for bodily injury (including death), personal injury, or property damage occurring in, upon, adjacent to, or connected with the Demised Premises or any part thereof. Said insurance shall be written in form reasonably satisfactory to Landlord by one or more good and solvent insurance companies of recognized standing admitted to do business in the State of New York, rated by A.M. Best Co., Inc., or any successor thereto (or if there be none, an organization having a national reputation) as having a "Best's Rating" of at least "A (Excellent)" and a financial size of at least "Class XIII." Tenant shall pay all premiums and charges therefor and upon failure to do so Landlord may, but shall not be obligated to, make such payments, in which event Tenant agrees to pay the amount thereof to Landlord on demand, as Additional Rent. A duplicate original insurance policy or appropriate certificate evidencing the aforesaid insurance coverage shall be delivered to Landlord together with any endorsements thereto, on the Commencement Date and thereafter renewals or replacements thereof shall be delivered to Landlord at least 15 days prior to the expiration of any expiring policy. Such insurance policy or certificate shall contain a provision that no act or omission of Tenant will affect or limit the obligation of the insurance company to pay the amount of any loss sustained and that the insurance afforded thereunder shall not be canceled, nonrenewed, or coverage thereunder reduced except upon thirty (30) days' prior written notice to Landlord. Such insurance policy shall also specifically provide coverage for Tenant's indemnification and hold harmless obligations set forth in subsections 21.02(b) and (c) which coverage shall include the entire text of the indemnity clause contained in subsections 21.02(b) and (c). Any certificate delivered to Landlord shall also specifically reflect coverage of Tenant's aforementioned indemnification obligation. In the event Tenant shall fail to obtain such insurance, Landlord may, but shall not be obligated to, obtain the same, in which event the amount of the premium paid shall be paid by Tenant to Landlord within ten (10) days following demand as Additional Rent. Landlord shall have the right, at any time and from time to time during the term of this Lease on not less than fifteen (15) days' notice to Tenant, to require that Tenant increase the amounts and/or kinds of coverage required to be maintained under this Article 11 to the amounts and/or kinds of coverages then required by Landlord of tenants entering into new leases in the Building. Landlord shall throughout the term of this Lease keep the Building insured at its replacement cost value with coverages against "all risk of physical damage" to the Building, provided that Landlord may at its option self-insure for any or all of such coverages.

      11.02 Each party agrees to use its best efforts to include in each of its policies insuring against loss, damage or destruction by fire or other casualty, a waiver of the insurer's right of subrogation against the other party in connection with any loss or damage covered by any such policy or permission to release third parties from liability resulting from such casualties. If such waiver or permission shall not be, or shall cease to be, obtainable without additional charge or at all, the insured party shall promptly so notify the other party. In any case in which such waiver or permission shall cease to be obtainable without additional charge, if the other party shall so elect and shall pay the insurer's additional charge therefor, such waiver or permission shall be included in the policy. In the event that Landlord elects to self-insure as provided in Section 11.01, Landlord shall provide the waiver of subrogation described in the first sentence of this Section 11.02 to the extent to which Tenant's insurer has waived its right of subrogation against Landlord.

      11.03 Each party hereby releases the other party, its officers, directors, partners, agents and employees with respect to any claim (including a claim for negligence) which it might otherwise have against the other party, its officers, directors, partners, agents or employees, for loss, damage or destruction with respect to its property (including rental value or business interruption) occurring during the term of this Lease but only if and to the extent to which (assuming no deductibles) in the case of a release by Landlord, Tenant is covered under a policy of collectible insurance containing a waiver of subrogation provision or permission or, in the case of a release by Tenant, Landlord is covered by a policy of collectible insurance containing a waiver of subrogation provision or permission or is self-insured and has waived its rights of subrogation, as provided in this Article 11. If notwithstanding the recovery of insurance proceeds by either party for loss, damage or destruction of its property (or rental value or business interruption) the other party is liable to the first party with respect thereto or is obligated under this Lease to make replacement, repair or restoration, then provided the first party's right to full recovery under its insurance policies is not thereby prejudiced or otherwise adversely affected, the amount of the net proceeds of the first party's insurance against such loss, damage or destruction shall be offset against the second party's liability to the first party therefor, or shall be made available to the second party to pay for replacement, repair or restoration, as the case may be.

      11.04 The waiver of subrogation or permission referred to in Sections
11.02 and 11.03 of this Article shall extend to the officers, directors, partners, agents and employees of each party and, in the case of Tenant, shall also extend to all other permitted occupants of the Premises, but only if and to the extent that such waiver or permission can be obtained without additional charge (unless such party shall pay such charge). Nothing contained in this Article shall be deemed to relieve either party from any duty imposed elsewhere in this Lease to repair, restore or rebuild or to nullify any abatement of Fixed Base Rent provided for elsewhere in this Lease.

      11.05 Any employee of the Building to whom property shall be entrusted by or on behalf of Tenant shall be deemed to be acting as Tenant's agent with respect to such property and neither Landlord nor its agents shall be liable for any damage to such property nor for the loss of or damage to any property of Tenant by theft or otherwise.

                                   ARTICLE 12

                              RULES AND REGULATIONS

      12.01 Tenant and its employees and agents shall faithfully observe and comply with the rules and regulations annexed hereto as Exhibit C, and such changes thereof (whether by modification, elimination or addition) as Landlord may from time to time make and communicate to Tenant (such rules and regulations as changed from time to time being herein called "Rules and Regulations"); provided, however, that in case of any conflict or inconsistency between the provisions of this Lease and any of the Rules and Regulations, the provisions of this Lease shall control.

                                   ARTICLE 13

                                   ALTERATIONS

      13.01 Tenant shall make no alteration, addition or improvement in the Premises (herein called "Alterations"), without the prior written consent of Landlord (which shall not be unreasonably withheld or delayed and, if approved, only by contractors or mechanics, in such manner, at such times and with such materials as may be approved by Landlord), and alterations performed by Tenant to prepare, equip, decorate and furnish the Premises for Tenant's occupancy. All Alterations shall be done at Tenant's sole cost and expense. If required by Landlord, all Alterations shall be removed by Tenant upon the expiration or sooner termination of the term of this Lease and Tenant, at its expense, shall repair any damage to the Premises caused by such removal. Alterations shall not include decorations such as painting, wallcoverings and carpeting.

      13.02 (a) Tenant, at its expense, shall obtain all necessary governmental permits and certificates for the commencement and prosecution of Alterations and for final approval thereof upon completion, and shall cause Alterations to be performed in compliance therewith and with all applicable law and requirements of public authorities including, without limitation, all laws, regulations and requirements relating to asbestos, and with all applicable requirements of insurance bodies (as defined in Section 38.06). Notwithstanding the foregoing, no plans or specifications required to be filed by Tenant pursuant to any Alterations contemplated to be performed by it hereunder shall be filed or submitted to any governmental or quasi-governmental authority having jurisdiction thereover without Tenant first having obtained Landlord's approval of such plans and specifications.

            (b) Alterations shall be diligently performed in a good and workmanlike manner, and in accordance with plans and specifications first approved in writing by Landlord. Tenant shall reimburse Landlord promptly upon demand for any costs and expenses incurred by Landlord in connection with Landlord's review of such plans and specifications except for Landlord's review of such plans and specifications relating to the initial installation. Alterations shall be performed by contractors first approved by Landlord, which approval shall not be unreasonably withheld; provided, however, that contractors performing any Alterations in or to the Building's mechanical, electrical, sanitary, heating, ventilating, air-conditioning or other systems shall be subject to Landlord's approval to be granted or denied in Landlord's sole discretion. Alterations shall be performed in such manner as not to interfere with or delay and as not to impose any additional expense upon Landlord in the construction, maintenance. repair or operation of the Building; and if any such additional expense shall be incurred by Landlord thereby, Tenant shall pay such additional expense upon demand. Tenant shall coordinate its construction of Alterations with Landlord so that it will not interfere with or delay the completion of any other construction work in the Building, and, to that end, Tenant and its contractors and subcontractors shall use only the Premises for the performance of Tenant's Alterations.

            (c) No Alterations estimated to cost more than $10,000.00 (as estimated by Landlord's architect or licensed professional engineer or general contractor) shall be undertaken (i) except under the supervision of a licensed architect or licensed professional engineer reasonably satisfactory to Landlord, and (ii) prior to Tenant delivering to Landlord either (y) a performance bond and a labor and materials payment bond (issued by a surety company satisfactory to Landlord and licensed to do business in New York State) each in an amount equal to one hundred percent (100%) of such estimated cost and otherwise in form satisfactory to Landlord or (z) a letter of credit, unconditional and irrevocable, issued by a commercial bank which is acceptable to Landlord in its sole discretion, payable to Landlord upon presentation solely of a sight draft and expiring no earlier than thirty (30) days after completion of such Alterations in an amount equal to one hundred percent (100%) of such estimated cost of such Alterations and otherwise in form satisfactory to Landlord.

            (d) Throughout the performance of Alterations, Tenant, at its expense, shall carry, or cause to be carried, worker's compensation insurance in statutory limits and comprehensive general liability insurance, with completed products endorsement, for any occurrence in or about the Building, under which Landlord and its agent and any Superior Lessor and Superior Mortgagee whose name and address shall previously have been furnished to Tenant shall be named as parties insured, with a minimum liability of (i) $2,000,000 per occurrence for bodily injury (including death), whether involving one or more persons, and (ii) $2,000,000 per occurrence in respect of property damage, with one or more good and solvent insurance companies of recognized standing admitted to do business in the State of New York, rated by A.M. Best Co., Inc., or any successor thereto (or if there be none, an organization having a national reputation) as having a "Best's Rating" of at least "A (Excellent)" and a financial size of at least "Class XIII". Tenant shall furnish Landlord with satisfactory evidence that such insurance is in effect prior to commencement of Alterations and, on request, at reasonable intervals thereafter during the continuance of Alterations.

      13.03 Tenant shall procure the cancellation or discharge of all notices of violation arising from or otherwise connected with Alterations, or any other work, labor, services or materials done for or supplied to Tenant, or any person claiming through or under Tenant, which shall be issued by the Department of Buildings of The City of New York or any other public authority having or asserting jurisdiction. Tenant shall defend, indemnify and save harmless Landlord from and against any and all mechanics' and other liens and encumbrances filed in connection with Alterations, or any other work, labor, services or materials done for or supplied to Tenant, or any person claiming through or under Tenant, including, without limitation, security interests in any materials, fixtures or articles so installed in and constituting part of the Premises and against all costs, expenses and liabilities incurred in connection with any such lien or encumbrance or any action or proceeding brought thereon. Tenant, at its expense, shall procure the satisfaction or discharge of record of all such liens and encumbrances within fifteen (15) days after the filing thereof.

      13.04 Any such approved Alterations shall be performed in accordance with the foregoing provisions of this Article 13, the following provisions of this
Section 13.04 and the provisions of Sections 13.05, 13.06 and 38.12:

            (a) Tenant will inform Landlord in writing of the names of any contractor or subcontractors Tenant proposes to use in the Premises at least ten
(10) days prior to the beginning of work by such contractor or subcontractors.

            (b) Tenant covenants and agrees to pay to the contractor, as the work progresses, the entire cost of supplying the materials and performing the work shown on the plans and specifications submitted to and approved by Landlord in accordance with Section 13.02.

            (c) During the progress of the work to be done by Tenant, said work shall be subject to inspection by representatives of Landlord who shall be permitted access and the opportunity to inspect, at all reasonable times, but this provision shall not in any way whatsoever create any obligation on Landlord to conduct such an inspection.

            (d) Tenant shall pay to Landlord as Additional Rent, promptly upon being billed therefor, a sum equal to Landlord's reasonable actual out-of-pocket costs (including, but not limited to, Landlord's indirect costs, field inspection costs and coordination costs) in connection with such Alterations.

            (e) Tenant agrees that it will not at any time prior to or during the term of this Lease either directly or indirectly, employ or permit the employment of any contractor, mechanic or laborer, or permit any materials in the Premises, if the use of such contractor, mechanic or laborer or such materials would, in Landlord's reasonable judgment, create any difficulty, strike or jurisdictional dispute with other contractors, mechanics or laborers engaged by Tenant or Landlord or others, or would violate the provisions of
Section 38.12 hereof. In the event of any interference or conflict, Tenant, upon demand of Landlord, shall cause all contractors, mechanics or laborers, or all materials causing such interference, difficulty or conflict, to leave or be removed from the Building immediately.

      13.05 No approval of plans or specifications by Landlord or consent by Landlord allowing Tenant to make Alterations in the Premises shall in any way be deemed to be an agreement by Landlord that the contemplated Alterations comply with any legal requirements or insurance requirements or the certificate of occupancy for the Building nor shall it be deemed to be a waiver by Landlord of the compliance by Tenant with any of the terms of this Lease. Nothing in this Lease shall be deemed or construed in any way as constituting the consent or request of Landlord, express or implied, by inference or otherwise, to any contractor, subcontractor, laborer or materialman for the performance of any labor or the furnishing of any materials for any specific improvement or Alteration to, or repair of, the Premises, the Building or any part thereof, nor as giving Tenant any right, power or authority to contract for or permit the rendering of any services or the furnishing of any materials that would give rise to the filing of any mechanics' liens against Landlord's interest in the Premises or the Building. Notice is hereby given that neither Landlord nor Landlord's agents, nor any superior lessor nor superior mortgagee shall be liable for any labor or materials furnished or to be furnished to Tenant upon credit, and that no mechanic's or other lien for such labor or materials shall attach to or affect any estate or interest of Landlord or any superior lessor or superior mortgagee in and to the Premises or the Real Property.

                                   ARTICLE 14

                        LANDLORD'S AND TENANT'S PROPERTY

      14.01 All fixtures, equipment, improvements and appurtenances attached to or built into the Premises at the commencement of or during the term of this Lease and which cannot be removed without damage to the Premises or the Building, whether or not installed by or at the expense of Tenant, shall be and remain a part of the Premises, shall be deemed the property of Landlord and shall not be removed by Tenant, except as provided in Section 14.02. Further, any carpeting or other personal property in the Premises on the Commencement Date, unless installed and paid for by Tenant, shall be and shall remain Landlord's property and shall not be removed by Tenant.

      14.02 All movable partitions, business and trade fixtures, machinery and equipment, communications equipment and office equipment, whether or not attached to or built into the Premises, which are installed in the Premises by or for the account of Tenant and can be removed without structural damage to the Building, and all furniture, furnishings and other articles of movable personal property owned by Tenant and located in the Premises (herein collectively called "Tenant's Property") shall be removed by Tenant, at its sole cost and expense, prior to the expiration of the term of this Lease. Tenant shall repair any damage to the Premises or the Building resulting from any installation and/or removal of Tenant's Property.

      14.03 Any items of Tenant's Property which shall remain in the Premises after the Expiration Date, or after a period of ten (10) days following an earlier termination date, may, at the option of Landlord, be deemed to have been abandoned, and in such case such items may be retained by Landlord as its property or disposed of by Landlord, without accountability and in such manner as Landlord shall determine, at Tenant's expense including all costs of selling, disposing, removing and storing such property.

                                   ARTICLE 15

                             REPAIRS AND MAINTENANCE

      15.01 Tenant shall, at its expense, throughout the term of this Lease, take good care of the Premises, the fixtures and appurtenances therein and Tenant's Property. Tenant, at its expense, shall promptly replace all scratched, damaged or broken doors and glass in the Premises and shall be responsible for all repairs, maintenance of wall and floor coverings in the Premises and for the repair and maintenance of all sanitary and electrical fixtures and equipment therein. Tenant shall be responsible for all repairs, interior and exterior, structural and non-structural, ordinary and extraordinary, in and to the Premises, the Building and the facilities and systems thereof the need for which arises out of (a) the performance or existence of or Alterations performed by the Tenant in the Premises, (b) the installation, use or operation of Tenant's Property in the Premises, (c) the moving of Tenant's Property in or out of the Building, or (d) the act, omission, misuse or neglect of Tenant or any of its sublessees or its or their employees, agents, contractors or invitees. Tenant shall promptly make, at Tenant's expense, all repairs in or to the Premises for which Tenant is responsible, and any repairs required to be made by Tenant to the mechanical, electrical, sanitary, heating, ventilating, air-conditioning or other systems of the Building shall be performed only by contractors approved by Landlord. Any other repairs in or to the Building and the facilities and systems thereof for which Tenant is responsible shall be performed by Landlord at Tenant's expense; but Landlord may, at its option, before commencing any such work or at any time thereafter, require Tenant to furnish to Landlord such security (including, without limitation, a bond issued by a corporate surety licensed to do business in New York) as Landlord shall deem necessary to assure the payment for such work by Tenant.

      15.02 Except as otherwise expressly provided in this Lease, Landlord shall have no liability to Tenant, nor shall Tenant's covenants and obligations under this Lease be reduced or abated in any manner whatsoever, by reason of any inconvenience, annoyance, interruption or injury to business arising from Landlord's making any repairs or changes which Landlord is required to make or otherwise permitted by this Lease, or required by law, to make in or to any portion of the Building or the Premises, or in or to the fixtures, equipment, systems or appurtenances of the Building or the Premises.

      15.03 (a) Landlord shall keep and maintain the Building, and its fixtures, appurtenances, systems and facilities, in good working order, condition and repair and shall make all repairs, structural and otherwise, interior and exterior, ordinary or extraordinary, as and when needed in or about the Premises, except those repairs for which Tenant is expressly responsible pursuant to any other provisions of this Lease and those repairs that other tenants are responsible for with respect to their premises under the provisions of said tenants' leases.

            (b) Landlord shall keep the lobbies and public areas of the Building clean and presentable.

                                   ARTICLE 16

                                 ELECTRIC ENERGY

      16.01 Landlord agrees that prior to the Commencement Date, conduit will have been installed in the Building and the Premises by Landlord at Landlord's expense in order that Tenant may obtain electrical service to the Premises. Tenant shall arrange for utility service to the Premises with the appropriate public utility company or public authority supplying the same in the area in which the Property is located and shall pay all charges therefor or arising in connection therewith.

      16.02 Tenant's use of electric energy in the Premises shall not at any time, in the reasonable judgment of Landlord as determined by demand meter(s) measuring electrical usage by the Premises, (i) exceed the capacity of any of the electrical conductors and equipment in or otherwise serving the Premises or
(ii) cause or result in any impairment or interference with Building systems or the overloading of the risers or feeders servicing the Building.

      16.03 Landlord shall not be liable in any way to Tenant for any failure or defect in the supply or character of electric energy or other utility furnished to the Premises by reason of any requirement, act or omission of the public utility providing the Building with electricity or such other utility or for any other reason whatsoever. Without limiting the foregoing, in no event shall Landlord be liable to Tenant for any incidental, consequential or special damages arising from any such failure or defect, unless such failure or defect results from gross negligence or willful misconduct of Landlord, its agents, employees or contractors.

                                   ARTICLE 17

                     HEAT, VENTILATION AND AIR-CONDITIONING

      17.01 (a) Tenant, at its sole cost and expense, shall arrange for a reputable air-conditioning firm to make all repairs required to maintain the heating, ventilating and air conditioning ("HVAC") facilities installed by Tenant, if any, in the Premises in good working order, and, at all times throughout the term of this Lease, will provide Landlord with a copy of a current service contract with such firm. Tenant agrees to operate the HVAC equipment in accordance with all applicable orders, rules or regulations with respect to the days or hours of operation of such system, or the volume or capacity or such system, as may be imposed from time to time by all governmental agencies and instrumentalities having jurisdiction over the same. Tenant shall cooperate fully with Landlord at all times and abide by all regulations which Landlord may reasonably prescribe for the proper functioning and protection of the HVAC systems.

            (b) Landlord, at its expense, shall maintain and repair the heating, ventilation and air-conditioning systems serving the Building as a whole.

            (c) Tenant agrees to keep all windows and doors in the Premises closed whenever the heating, ventilation and air-conditioning system for the Building is operating to provide heating or cooling, and Tenant agrees to abide by the reasonable and customary regulations which Landlord may prescribe for the proper functioning of said system. In the event of failure of part or all of the heating, ventilation and air-conditioning system, Tenant shall have the right to open any or all windows in the Premises so long as such failure is continuing. Landlord shall have free and unrestricted access to any and all heating, ventilation and air conditioning system facilities located within the Premises.

      17.02 Use of the Premises, or any part thereof, in a manner exceeding the heating, ventilating and/or air-conditioning capacity as approved by Landlord in conjunction with Landlord's approval of any Alterations (including occupancy and connected electrical load, or rearrangement of partitioning which interferes with normal operation of the heating, ventilating and/or air-conditioning in the Premises), may require changes in the heating, ventilating and/or air-conditioning system servicing the Premises. Such changes, so occasioned, shall be made by Tenant, at its expense, as Alterations in accordance with the provisions of Article 13, but only to the extent permitted and upon the conditions set forth in that Article.

                                   ARTICLE 18

                      OTHER SERVICES; SERVICE INTERRUPTION

      18.01 Landlord, at its expense, shall provide elevator service to the Premises during Business Hours on Business Days, and Landlord shall have at least one elevator subject to call at all other times. The use of the elevators shall be subject to the Rules and Regulations. Landlord reserves the right to
(i) alter the configuration of the elevator banks and the floors served by each such elevator bank, and (ii) reduce the number of elevators serving the floors occupied by Tenant; provided, however, no such alteration or reduction shall in Landlord's reasonable judgment materially adversely affect the elevator service to the Premises.

      18.02 Landlord, at its expense, shall furnish adequate water to the floor on which the Premises are located for ordinary lavatory purposes. If Tenant uses water for any other purpose, Landlord may install and maintain, at Tenant's expense, meters to measure Tenant's consumption of cold water and/or hot water for such other purposes. Tenant shall reimburse Landlord for the quantities of water shown on such meters on demand.

      18.03 If Landlord shall furnish steam to the Premises, Landlord may install and maintain, at Tenant's expense, meters to measure Tenant's consumption of steam. Tenant shall reimburse Landlord for the quantities of steam shown on such meters on demand.

      18.04 Landlord reserves the right, without any liability to Tenant and without affecting Tenant's covenants and obligations hereunder, to stop or interrupt or reduce service of any of the heating, ventilating, air-conditioning, electric, sanitary, elevator or other Building systems serving the Premises, or to stop or interrupt or reduce any other services required to be provided by Landlord under this Lease (whether or not specified in Article 17 or 18) whenever and or so long as may be necessary by reasons of (i) accidents, emergencies, strikes or the occurrence of any of the other events described in
Section 38.05, (ii) the making of repairs or changes which Landlord is required or is permitted by this Lease or by law to make or in good faith deems necessary or desirous, (iii) difficulty in securing proper supplies of fuel, steam, water, electricity, labor or supplies, or (iv) any other cause beyond Landlord's reasonable control, whether similar or dissimilar.

      18.05 Landlord, at its expense, shall provide cleaning services to the Premises as more specifically set forth in Exhibit D hereto.

      18.06 Landlord shall not be required to furnish any services to Tenant or the Premises, except as otherwise specifically provided in this Lease and Tenant shall pay direct to any third party providing services not expressly provided in this Lease.

                                   ARTICLE 19

                                     ACCESS

      19.01 Except for the space within the inside surfaces of all walls, hung ceilings, floors, windows and doors bounding the Premises, all of the Building, including, without limitation, exterior Building walls, window sills, core corridor walls and doors and any core corridor entrance, any roofs adjacent to the Premises, and any space in or adjacent to the Premises used for elevators, shafts, stacks, pipes, conduits, fan rooms, ducts, electric or other utilities, sinks or other Building facilities, utility closets and the use thereof, as well as access thereto through the Premises for the purposes of operation, maintenance, decoration and repair, are reserved to Landlord. Landlord reserves the right, and Tenant shall permit Landlord, to install, erect, use and maintain pipes, ducts and conduits in and through the Premises.

      19.02 Landlord and its agents shall have the right to enter and/or pass through the Premises during Business Hours on Business Days (a) to examine the Premises and to show them to actual and prospective Superior Lessors, Superior Mortgagees, insurers or prospective purchasers, mortgagees or lessees of the Building and (b) to make such repairs, alterations, additions and improvements in or to the Premises and/or in or to the Building or its facilities and equipment as Landlord is required or desires to make. Landlord shall be allowed to take all materials into and upon the Premises that may be required in connection therewith, without any liability to Tenant and without any reduction of Tenants covenants and obligations hereunder.

      19.03 If at any time any windows of the Premises are temporarily darkened or obstructed by reason of any repairs, improvements, maintenance and/or cleaning in or about the Building or if any part of the Building other than the Premises, is temporarily or permanently closed or inoperable, the same shall be without liability to Landlord and without any reduction or diminution of Tenant's obligations under this Lease. This Lease shall not be affected by nor shall Landlord in any way be liable for the closing, darkening or bricking up of windows in the Premises for any reason, including as the result of construction on any property of which the Land is not a part or by Landlord's own acts.

      19.04 During the period of three (3) months prior to the Expiration Date, Landlord and its agents may exhibit the Premises to prospective tenants.

      19.05 If, during the last month of the term of this Lease, Tenant has removed all or substantially all of Tenant's property from the Premises, Landlord may, without notice to Tenant, immediately enter the Premises and alter, renovate and decorate the same, without liability to Tenant and without reducing or otherwise affecting Tenant's covenants and obligations hereunder.

      19.06 Landlord reserves the right at any time as and when Landlord deems necessary or desirable without (i) constituting an eviction thereby, (ii) incurring any liability to Tenant therefor, and (iii) affecting or reducing any of Tenant's covenants and obligations hereunder, to (a) make changes, alterations, additions and improvements in or to the Building and the fixtures and equipment thereof, (b) make alterations and to change the arrangement and location in or to the public street entrances, doors, halls, passageways, elevators, escalators, stairways, lavatories and other public parts of the

Building, (c) change the name, number or designation by which the Building may be known, and (d) impose controls in access to the Building by Tenant and its invitees as Landlord may deem necessary for the security of the Building and its occupants.

      19.07 If Tenant shall not be personally present to open and permit an entry into the Premises at any time when for any reason an entry therein shall be urgently necessary by reason of fire or emergency, Landlord or Landlord's agents may forcibly enter the same without rendering Landlord or such agents liable therefor (if during such entry Landlord or Landlord's agents shall accord reasonable care to Tenant's property) and without in any manner affecting the obligations and covenants of Tenant under this Lease.

                                   ARTICLE 20

                              NOTICE OF OCCURRENCES

      20.01 Tenant shall give prompt notice to Landlord of (a) any occurrence in or about the Premises for which Landlord might be liable, (b) any fire or other casualty in the Premises, (c) any damage to or defect in the Premises, including the fixtures, equipment and appurtenances thereof, for the repair of which Landlord might be responsible, and (d) any damage to or defect in any part or appurtenance of the Building's sanitary, electrical, heating, ventilating, air-conditioning, elevator or other systems located in or passing through the Premises or any part thereof.

                                   ARTICLE 21

                        NON-LIABILITY AND INDEMNIFICATION

      21.01 Neither Landlord nor any partner, director, stockholder, officer, agent, servant or employee of Landlord shall be liable to Tenant for any loss, injury or damage to Tenant or to any other person, or to its or their property, irrespective of the cause of such injury, damage or loss; provided, however, the foregoing shall not be deemed to exculpate any of the following persons for liability for their own gross negligence or willful misconduct: Landlord, its agents, servants or employees with respect to the operation or maintenance of the Premises or the Building, other than to the extent that such injury, damage or loss was due to the negligence of Tenant or any of its sublessees or licensees or its or their employees, agents or contractors. Further, neither Landlord nor any partner, director, stockholder, officer, agent, servant or employee of Landlord shall be liable (a) for any such damage caused by other tenants or persons in, upon or about the Building or caused by operations in construction of any private, public or quasi-public work; or (b) no party, even if negligent, shall be liable for consequential damages arising out of any loss of use of the Premises or any equipment or facilities therein by Tenant or any person claiming through or under Tenant.

      21.02 Tenant shall indemnify and hold harmless Landlord and all Superior Lessors and its and their respective partners, directors, stockholders, officers, agents and employees from and against any and all claims arising from or in connection with (a) the conduct or management of the Premises or of any business therein, or any work or thing whatsoever done, or any condition created (other than by Landlord) in or about the Premises during the term of this Lease or during the period of time, if any, prior to the Commencement Date that Tenant may have been given access to the Premises; (b) any act, omission or negligence of Tenant or any of its sublessees or licensees or its or their partners, directors, officers, agents, employees or contractors; (c) any accident, injury or damage whatsoever (unless caused solely by Landlord's gross negligence or willful misconduct) occurring in, at or upon the Premises; (d) any breach or default by Tenant in the full and prompt payment and performance of Tenant's obligations under this Lease; together with all costs, expenses and liabilities incurred in or in connection with each such claim or action or proceeding brought thereon, including, without limitation, all reasonable attorneys' fees and expenses; (e) the use, manufacture, storage, or disposal of Hazardous Materials by Tenant, its agents or contractors on, under or about the Premises including, without limitation, the cost of any required or necessary repair, cleanup or detoxification and the preparation of any closure or other required plans in connection herewith; and (f) any cost, liability or responsibility for the payment of any sales tax with respect to any installations, furniture, furnishings, fixtures or other improvements located, installed, or constructed in the Premises or the filing of any tax return in connection therewith (although Landlord agrees to execute any such return if required by law) regardless of whether such tax is imposed upon Landlord or Tenant. In case any action or proceeding is brought against Landlord and/or any Superior Lessor and/or its or their partners, directors, stockholders, officers, agents and/or employees by reason of any such claim, Tenant, upon notice from Landlord or such Superior Lessor, shall resist and defend such action or proceeding (by counsel reasonably satisfactory to Landlord). The indemnity obligations of Tenant under this Section 21.02 shall survive any expiration or prior termination of this Lease.

                                   ARTICLE 22

                              DAMAGE OR DESTRUCTION

      22.01 If the Building or the Premises (other than Tenant's Property) shall be partially or totally damaged or destroyed by fire or other casualty (and if this Lease shall not be terminated as provided in this Article), Landlord shall repair the damage at Landlord's expense with reasonable diligence after notice to Landlord of such damage or destruction.

      22.02 Subject to the provisions of Section 22.05, if all or part of the Premises shall be damaged or destroyed or rendered completely or partially untenantable on account of fire or other casualty, the Fixed Base Rent shall be abated or reduced, as the case may be, in the proportion that the untenantable area of the Premises bears to the total area of the Premises, for the period from the date of the damage or destruction to (i) the date the damage to the Premises shall be substantially repaired, or (ii) if the Building and not the Premises is so damaged or destroyed, the date on which the Premises shall be made tenantable; provided, however, should Tenant reoccupy a portion of the Premises during the period the repair work is taking place and prior to the date that the Premises are substantially repaired or made tenantable, the Fixed Base Rent allocable to such reoccupied portion, based upon the proportion which the area of the reoccupied portion of the Premises bears to the total area of the Premises, shall be payable by Tenant from the date of such occupancy.

      22.03 If the Building or the Premises shall be totally damaged or destroyed by fire or other casualty, or if the Building shall be so damaged or destroyed by fire or other casualty (whether or not the Premises are damaged or destroyed) that its repair or restoration requires the expenditure (as estimated by a reputable contractor or architect designated by Landlord) of more than 20 percent of the full insurable value of the Building immediately prior to the casualty, or if at least 50 percent of the floor area of the Premises is damaged or destroyed by fire or other casualty during the last eighteen (18) months of the then current term of this Lease, then, in any of such cases, Landlord may terminate this Lease by giving Tenant notice to such effect within 90 days after the date of the casualty and upon the date specified in such notice (which shall not be less than 10 days after such notice is given) this Lease and the estate hereby granted shall terminate as if that date were the Expiration Date. In the case of any damage or destruction described in this Article 22 which Landlord is required to repair and restore, Tenant may terminate this Lease by notice to Landlord if Landlord has not completed the making of the required repairs and restorations within 18 months after the date of such damage or destruction, or within such period after such date (not exceeding 6 months) as shall equal the aggregate period Landlord may have been delayed in doing so by adjustment of insurance, labor trouble, governmental controls, act of God, or any other cause beyond Landlord's reasonable control, and upon the date specified in such notice (which shall not be less than 10 days after such notice is given) this Lease and the estate created hereby shall terminate as if that date were the Expiration Date.

      22.04 Tenant shall not be entitled to terminate this Lease, and no damages, compensation or claim shall be payable by Landlord, for inconvenience, loss of business or annoyance arising from any repair or restoration of any portion of the Premises or of the Building pursuant to this Article.

      22.05 Landlord shall not be obligated to carry insurance of any kind on Tenant's Property or Alterations, and, except as provided by law or by reason of Landlord's fault or its breach of any of its obligations hereunder, shall not be obligated to repair any damage to or replace Tenant's Property or Alterations.

      22.06 The provisions of this Article shall be deemed an express agreement governing any case of damage or destruction of the Premises by fire or other casualty, and Section 227 of the Real Property Law of the State of New York, providing for such a contingency in the absence of an express agreement, and any other law of like import, now or hereafter in force, shall have no application in such case.

                                   ARTICLE 23

                                 EMINENT DOMAIN

      23.01 If the whole or any substantial part of the Building or the Premises shall be taken by condemnation or in any other manner for any public or quasi-public use or purpose, this Lease and the term, and estate hereby granted shall terminate as of the date of vesting of title on such taking (herein called "Date of the Taking"), and the Fixed Base Rent and Additional Rent shall be pro-rated and adjusted as of such date.

      23.02 If any part of the Building or the Land shall be so taken and this Lease is not terminated pursuant to Section 23.01, this Lease shall be unaffected by such taking except that (a) if (i) any part of the Building is taken or (ii) a part of the Land is taken (but no portion of the Building), which, in Landlord's judgment, materially affects ingress or egress to and from the Building or other essential operations of the Building, Landlord may, at its option, terminate this Lease by giving Tenant notice to that effect within 90 days after the Date of the Taking and (b) if 20 percent or more of the Premises shall be so taken and the remaining area of the Premises shall not be reasonably sufficient for Tenant to feasibly continue operation of its business, Tenant may terminate this Lease by giving Landlord notice to that effect within 90 days after the Date of the Taking. In the event that either Landlord or Tenant elects to terminate this Lease pursuant to this Section 23.02, this Lease and the term and estate hereby granted shall terminate on the date specified in such notice (which shall not be less than 10 days after such notice is given) as if such date were the Expiration Date. Fixed Base Rent and Additional Rent shall be pro-rated and adjusted as of such termination date. If after any partial taking this Lease is not terminated, the Fixed Base Rent and Additional Rent shall be adjusted according to the rentable area remaining.

      23.03 Landlord shall be entitled to receive the entire award or payment in connection with any taking without deduction therefrom for any estate vested in Tenant by this Lease and Tenant shall receive no part of such award except as hereinafter expressly provided in this Article. Except as provided in Section 23.04, and notwithstanding any provision hereof to the contrary other than
Section 23.04, Tenant
hereby expressly assigns to Landlord all of its right, title and interest in and to every such award or payment, including, without limitation, awards or payments on account of fee interests or leasehold interests; provided, however, that Tenant shall have the right to make separate claims with the condemning authority for Tenant's moving expenses, Tenant's trade fixtures and the unamortized value of Tenant's leasehold improvements if Tenant's making of such claims shall not adversely affect Landlord's award or payment in connection with such taking.

      23.04 If the temporary use or occupancy of all or any part of the Premises shall be taken by condemnation or in any other manner for any public or quasi-public use or purpose during the term of this Lease, Tenant shall be entitled, except as hereinafter set forth, to receive that portion of the award or payment for such taking which represents compensation for the use and occupancy of the Premises, for the taking of Tenant's Property (to the extent Tenant's Property is taken), and for moving expenses and for the cost of restoration of the Premises; provided, however, that Landlord reserves the right to make additional claims for the cost of the restoration of the Premises. This Lease shall be and remain unaffected by such taking and Tenant shall continue to be responsible for all of its obligations hereunder insofar as such obligations are not affected by such taking and shall continue to pay in full the Fixed Base Rent and Additional Rent when due. If the period of temporary use or occupancy shall extend beyond the Expiration Date, that part of the award which represents compensation for the use and occupancy of the Premises (or a part thereof) shall be divided between Landlord and Tenant so that Tenant shall receive so much thereof as represents the period up to and including the Expiration Date. All monies paid as, or as part of, an award for temporary use and occupancy for a period beyond the date to which the Fixed Base Rent and Additional Rent have been paid shall be received, held and applied by Landlord as a trust fund for payment of the Fixed Base Rent and Additional Rent becoming due hereunder.

                                   ARTICLE 24

                                    SURRENDER

      24.01 On the last day of the term of this Lease, or upon any earlier termination of this Lease, or upon any re-entry by Landlord upon the Premises, Tenant shall quit and surrender the Premises to Landlord "broom clean" and in good order, condition and repair, except for ordinary wear and tear and such damage or destruction as Landlord is required to repair or restore under this Lease, and Tenant shall remove all of the Tenant's Property therefrom except as otherwise expressly provided in this Lease.

      24.02 No act or thing done by Landlord or its agents shall be deemed an acceptance of a surrender of the Premises, and no agreement to accept such surrender shall be valid unless in writing and signed by Landlord.

                                   ARTICLE 25

                 CONDITIONS OF LIMITATION - INSOLVENCY; DEFAULT

      25.01 This Lease and the term and estate hereby granted are subject to the limitation that whenever Tenant, or any guarantor of Tenant's obligations under this Lease, shall make an assignment for the benefit of creditors, or shall file a voluntary petition under any bankruptcy or insolvency law, or an involuntary petition alleging an act of bankruptcy or insolvency shall be filed against Tenant or such guarantor under any bankruptcy or insolvency law, or whenever a petition shall be filed by or against Tenant or such guarantor, under the reorganization provisions of the United States Bankruptcy Act or under the provisions of any law of like import, or whenever a petition shall be filed by Tenant, or such guarantor, under the arrangement provisions of the United States Bankruptcy Act or under the provisions of any law of like import, or whenever a permanent receiver of Tenant, or such guarantor, of or for the property of Tenant, of such guarantor, shall be appointed, then Landlord (a) if such event occurs without the acquiescence of Tenant, or such guarantor, as the case may be, at any time after the event continues for 30 days, or (b) in any other case at any time after the occurrence of any such event, may give Tenant a notice of intention to end the term of this Lease at the expiration of five (5) days from the date of service of such notice of intention, and upon the expiration of said five-day period this Lease and the term and estate hereby granted, whether or not the term shall theretofore have commenced, shall terminate with the same effect as if that day were the Expiration Date of this Lease, but Tenant shall remain liable for damages as provided in Article 27.

      25.02 This Lease and the term and estate hereby granted are subject to the further limitations that:

            (a) If Tenant shall default in the payment of any Fixed Base Rent or Additional Rent, and such default shall continue for 3 days after notice from Landlord, or

            (b) If Tenant shall be in default of any of its obligations under this Lease (except as provided in clauses (a), (c), (d), (e), (f) or (g) of this Section 25.02) and such default shall continue and not be remedied within ten
(10) days after notice specifying the same, or, in the case of a default which cannot with due diligence be cured within a period of ten (10) days and the continuance of which for the period required for cure will not subject Landlord or any Superior Lessor to the risk of criminal liability or subject Landlord to the risk of termination of any Superior Lease or foreclosure of any Superior Mortgage, if Tenant shall not within said ten-day period (i) notify Landlord of Tenant's intention to duly institute all steps necessary to remedy such default and (ii) duly institute within such ten-day period, and thereafter diligently and continuously prosecute to completion all steps necessary to remedy such default, or

            (c) If any event shall occur or any contingency shall arise whereby this Lease or the estate hereby granted or the unexpired balance of the term hereof would, by operation of law or otherwise, devolve upon or pass to any person, firm or corporation other than Tenant, except as expressly permitted by
Article 9, or

            (d) If Tenant shall vacate, abandon or discontinue normal business operations in the Premises for more than ten (10) days, or

            (e) If Tenant shall fail to deliver an instrument of confirmation pursuant to Section 7.01 or 7.03 within ten (10) days after a request therefor by Landlord, or

            (f) If any default shall occur under any guarantee of Tenant's obligations under this Lease or if, for any reason, the guarantee shall cease to be in full force and effect, or

            (g) If there shall be any default by Tenant (or any person which, directly or indirectly, controls, is controlled by, or is under common control with Tenant) under any other lease with Landlord (or any person which, directly or indirectly, controls, is controlled by, or is under common control with Landlord) which shall not be remedied within the applicable grace period, if any, provided therefor under such other lease, then, in any of said cases, Landlord may give to Tenant a notice of intention to end the term of this Lease at the expiration of three (3) days from the date of the service of such notice of intention. and. upon the expiration of said three
(3) days, this Lease and the term and estate hereby granted, whether or not the term shall theretofore have commenced, shall terminate with the same effect as if that day were the Expiration Date, but Tenant shall remain liable for damages as provided in Article 27. Landlord's claim that Tenant has vacated, abandoned or discontinued normal business operations in the Premises shall not be defeated solely because Tenant may have left all or any part of its trade fixtures or other personal property in the Premises.

                                   ARTICLE 26

                              RE-ENTRY BY LANDLORD

      26.01 If Tenant shall default in the payment of any Fixed Base Rent or Additional Rent, and such default shall continue for three (3) days after Landlord has given Tenant notice or if this Lease shall terminate as provided in
Article 25, Landlord or Landlord's agents and employees may immediately or at any time thereafter re-enter the Premises, or any part thereof, either by summary dispossess proceedings or by any suitable action or proceeding at law, or by force or otherwise, without being liable to indictment, prosecution or damages therefor, and may repossess the same, and may remove any person therefrom, to the end that Landlord may have, hold and enjoy the Premises. The word "re-enter", as used herein, is not restricted to its technical legal meaning. If this Lease is terminated under the provisions of Article 25, or if Landlord shall re-enter the Premises under the provisions of this Article, or in the event of the termination of this Lease, or of re-entry, by or under any summary dispossess or other proceeding or action or any provision of law by reason of default hereunder on the part of Tenant, Tenant shall thereupon pay to Landlord the Fixed Base Rent and Additional Rent payable up to the time of such termination of this Lease, or of such recovery of possession of the Premises by Landlord, as the case may be, and shall also pay to Landlord damages as provided in Article 27.

      26.02 In the event of a breach or threatened breach by Tenant of any of itsobligations under this Lease, Landlord shall have, without limitation, the right to petition for injunctive relief. The special remedies to which Landlord may resort hereunder are cumulative and are not intended to be exclusive of any other remedies to which Landlord may lawfully be entitled at any time, and it may invoke any remedy allowed at law or in equity as if specific remedies were not provided for herein.

      26.03 If this Lease shall terminate under the provisions of Article 25, or if Landlord shall re-enter the Premises under the provisions of this Article, or in the event of the termination of this Lease, or of re-entry, by or under any summary dispossess or other proceeding or action or any provision of law by reason of default hereunder on the part of Tenant, Landlord shall be entitled to retain all monies, if any, paid by Tenant to Landlord, whether as advance rent, security or otherwise, but such monies shall be credited by Landlord against any Fixed Base Rent or Additional Rent due from Tenant at the time of such termination or re-entry or, at Landlord's option, against any damages payable by Tenant under Article 27 or pursuant to law.

                                   ARTICLE 27

                                     DAMAGES

      27.01 If this Lease is terminated under the provisions of Article 25, or if Landlord shall re-enter the Premises under the provisions of Article 26, or in the event of the termination of this Lease, or of re-entry by or under any summary dispossess or other proceeding or action or any provision of law by reason of default hereunder on the part of Tenant, Tenant shall pay to Landlord as damages, at the election of Landlord, either:

            (a) a sum which, at the time of such termination of this Lease or at the time of any such re-entry by Landlord, as the case may be, represents the then value (discounted at the Prime Rate of The Chase Manhattan Bank, New York, New York per annum) of the excess, if any, of (i) the aggregate amount of the Fixed Base Rent and the

Additional Rent under Articles 4, 5 and 16 which would have been payable by Tenant (conclusively presuming the average monthly Additional Rent under Articles 4, 5 and 16 to be the same as were payable for the year, or if less than 365 days have then elapsed since the Commencement Date, the partial year, immediately preceding such termination or re-entry, except that Additional Rent thereunder shall be presumed to increase at the average of the rates of increase thereof previously experienced by Landlord during the period (not to exceed 3 years) prior to such termination or re-entry) for the period commencing with such earlier termination of this Lease or the date of any such re-entry, as the case may be, and ending with the date contemplated as the Expiration Date hereof if this Lease had not so terminated or if Landlord had not so re-entered the Premises, over (ii) the aggregate rental value of the Premises for the same period, or

            (b) sums equal to the Fixed Base Rent and the Additional Rent under Articles 4, 5 and 16 which would have been payable by Tenant had this Lease not so terminated, or had Landlord not so re-entered the Premises, payable upon the due dates therefor specified herein following such termination or such re-entry and until the date contemplated as the Expiration Date hereof if this Lease had not so terminated or if Landlord had not so re-entered the Premises, provided, however, that if Landlord shall relet the Premises Landlord shall credit Tenant with the net rents received by Landlord from such reletting, such net rents to be determined by first deducting from the gross rents as and when received by Landlord all expenses incurred by Landlord in terminating this Lease, re-entering and securing possession of the Premises, selling and otherwise disposing of Tenant's Property, removing and/or storing Tenant's Property, as well as expenses of reletting including, without limitation, altering and preparing the Premises for new Tenants, brokers' commissions, legal fees and expenses and all other expenses properly chargeable against the Premises and the rental therefrom, it being understood that any such reletting may be for a period shorter or longer than the remaining term of this Lease; but in no event shall Tenant be entitled to receive any excess of such net rents over the sums payable by Tenant to Landlord hereunder, nor shall Tenant be entitled in any suit for the collection of damages pursuant to this subdivision to a credit in respect of any net rents from reletting, except to the extent that such net rents are actually received by Landlord. If the Premises or any part thereof should be relet in combination with other space, then proper apportionment on a square foot basis shall be made of the rent received from such reletting and of the expenses of reletting.

            If the Premises or any part thereof be relet by Landlord for the unexpired portion of the term of this Lease, or any part thereof, before presentation of proof of such damages to any court, commission or tribunal, the amount of rent reserved upon such reletting shall, prima facie, be the fair and reasonable rental value for the Premises, or part thereof, so relet during the term of the reletting. Landlord shall not be liable in any way whatsoever for its failure or refusal to relet the Premises or any part thereof, or if the Premises or any part thereof are relet, for its failure to collect the rent under such reletting, and no such refusal or failure to relet or failure to collect rent shall release or affect Tenant's liability for damages or otherwise under this Lease, provided that Landlord shall use reasonable efforts to mitigate its damages to the extent required by law.

      27.02 Suit or suits for the recovery of such damages, or any installments thereof, may be brought by Landlord from time to time at its election, and nothing contained herein shall be deemed to require Landlord to postpone suit until the date when the term of this Lease would have expired if it had not been so terminated under the provisions of Article 25, or under any provision of law, or had Landlord not re-entered the Premises. Nothing herein contained shall be construed to limit or preclude recovery by Landlord against Tenant of any sums or damages to which, in addition to the damages particularly provided above, Landlord may lawfully be entitled by reason of any default by Tenant. Nothing herein contained shall be construed to limit or prejudice the right of Landlord to prove and obtain as damages by reason of the termination of this Lease or reentry on the Premises for the default of Tenant under this Lease an amount equal to the maximum allowed by any statute or rule of law in effect at the time when, and governing the proceedings in which, such damages are to be proved whether or not such amount be greater, equal to, or less than any of the sums referred to in Section 27.01.

      27.03 In addition to any other remedies Landlord may have under this Lease, and without reducing or adversely affecting any of Landlord's rights and remedies under Article 25, if any Fixed Base Rent, Additional Rent or damages payable hereunder by Tenant to Landlord are not paid within three (3) days after the day such sums are due hereunder, or demand therefor for sums due only upon demand or notice by Landlord, as the case may be, the same shall bear interest at an annual rate equal to the rate then designated by The Chase Manhattan Bank as its prime rate in effect in its head office in New York City (the "Prime Rate") plus two percent (2%) or the maximum rate permitted by law, whichever is less, from the due date thereof until paid, and the amount of such interest shall be due Landlord as Additional Rent hereunder.

                                   ARTICLE 28

                               AFFIRMATIVE WAIVERS

      28.01 Tenant, on behalf of itself and any and all persons claiming through or under Tenant, does hereby waive and surrender all right and privilege which it, they or any of them might have under or by reason of any present or future law, to redeem the Premises or to have a continuance of this Lease after being dispossessed or ejected therefrom by process of law or under the terms of this Lease or after the termination of this Lease as provided in this Lease.

      28.02 If Tenant is in arrears in payment of Fixed Base Rent or Additional Rent, Tenant waives Tenant's right, if any, to designate the items which any payments made by Tenant are to be credited, and Tenant agrees that Landlord may apply any payments made by

Tenant to such items as Landlord sees fit, irrespective of and notwithstanding any designation or request by Tenant as to the items which any such payments shall be credited.

      28.03 Landlord and Tenant hereby waive trial by jury in any action, proceeding or counterclaim brought by either against the other on any matter whatsoever arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant, Tenant's use or occupancy of the Premises, including, without limitation, any claim of injury or damage, and any emergency and other statutory remedy with respect thereto.

      28.04 Tenant shall not interpose any counterclaim of any kind in any action or proceeding commenced by Landlord to recover possession of the Premises.

                                   ARTICLE 29

                                   NO WAIVERS

      29.01 The failure of either party to insist in any one or more instances upon the strict performance of any one or more of the obligations of this Lease, or to exercise any election herein contained, shall not be construed as a waiver or relinquishment for the future of the performance of such one or more obligations of this Lease or of the right to exercise such election, but the same shall continue and remain in full force and effect with respect to any subsequent breach, act or omission. The receipt by Landlord of Fixed Base Rent or Additional Rent with knowledge of breach by Tenant of any obligation of this Lease shall not be deemed a waiver of such breach.

                                   ARTICLE 30

                            CURING TENANT'S DEFAULTS

      30.01 If Tenant shall default in the performance of any of Tenant's obligations under this Lease, Landlord, without thereby waiving such default, may (but shall not be obligated to) perform the same for the account and at the expense of Tenant, without notice in a case of emergency, and in any other case only if such default continues after the expiration of the period provided in
Section 25.02(b) for the cure of such defaults.

      30.02 Bills for any expenses incurred by Landlord in connection with any such performance by it for the account of Tenant, and bills for all costs, expenses and disbursements of every kind and nature whatsoever, including reasonable counsel fees, involved in collecting or endeavoring to collect the Fixed Base Rent or Additional Rent or any part thereof or enforcing or endeavoring to enforce any rights against Tenant or Tenant's obligations hereunder, under or in connection with this Lease or pursuant to law, including, without limitation, any such costs, expenses and disbursements involved in instituting and prosecuting summary proceedings or in recovering possession of the Premises after default by Tenant or upon the expiration or sooner termination of this Lease, and interest in all sums announced by Landlord under this Section and/or Section 30.01 at the Prime Rate plus two percent (2%) or the maximum rate permitted by law, whichever is less, may be sent by Landlord to Tenant monthly, or immediately, at Landlord's option, and such amounts shall be due and payable upon demand as Additional Rent.

      30.03 (a) If Tenant shall fail to pay when due any installment of Fixed Base Rent or any payment of Additional Rent and any such failure shall continue for 5 business days, then Tenant shall pay Landlord, as Additional Rent, a late charge equal to three (3%) percent of such installment or payment as compensation for Landlord's additional administrative expenses relating to such late payment.

            (b) The provisions of this Article are in addition to all other remedies available to Landlord for nonpayment of Fixed Base Rent or Additional Rent.

                                   ARTICLE 31

                                     BROKER

      31.01 Landlord shall be responsible to pay for all brokerage commissions due pursuant to the execution and delivery of this Lease by separate agreement with such brokers. Tenant covenants, warrants and represents that no broker or agent was instrumental in bringing about or consummating this Lease and that Tenant had no conversations or negotiations with any broker or agent concerning the leasing of the Premises other than Colliers ABR, Inc. Tenant agrees to indemnify and hold harmless Landlord against and from any claims for any brokerage commissions and all costs, expenses and liabilities in connection therewith, including, without limitation, reasonable attorneys' fees and expenses, arising out of any conversations or negotiations had by Tenant with any broker or agent other than Colliers ABR, Inc.

                                   ARTICLE 32

                                     NOTICES

      32.01 Any notice or demand, consent, approval or disapproval, or statement (collectively called "Notices") required or permitted to be given by the terms and provisions of this Lease, or by any law or governmental regulation, either by Landlord to Tenant or by Tenant to Landlord, shall be in writing and unless otherwise required by such law or regulation, shall be personally delivered or sent by United States mail postage prepaid as registered or certified mail, return receipt requested or by reputable overnight courier or by facsimile transmission with electronic confirmation. Any Notice shall be addressed to Landlord or Tenant, as applicable, at its address set forth on the Reference Page of this Lease as said address may be changed from time to time as hereinafter provided. After Tenant shall occupy the Premises, the address of Tenant for Notices shall be the Building. By giving the other party at least ten
(10) days' prior written notice, either party may, by Notice given as above provided, designate a different address or addresses for Notices.

      32.02 Any Notice shall be deemed given as of the date of delivery if delivered by hand, or one business day after deposit with a reputable overnight courier or facsimile transmission with electronic confirmation, or three business days after deposit with the United States Postal Service; and in the event of failure to deliver by reason of changed address of which no Notice was given or refusal to accept delivery, as of the date of such failure as indicated by affidavit or on the return receipt or by notice of the postal service, as the case may be.

      32.03 In addition to the foregoing, either Landlord or Tenant may, from time to time, request in writing that the other party serve a copy of any Notice on one other person or entity designated in such request, such service to be effected as provided in Section 32.01 hereof.

                                   ARTICLE 33

                              ESTOPPEL CERTIFICATES

      33.01 Tenant shall, at any time and from time to time, as requested by Landlord, upon not less than five (5) days' prior notice, execute and deliver to Landlord or any prospective landlord, mortgagee or prospective mortgagee, ground lessor or prospective ground lessor, purchaser or prospective purchaser of a direct or indirect interest in Landlord, and any other persons designated by Landlord a sworn statement certifying (a) the Commencement Date, (b) that this Lease is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect as modified and stating the modifications), (c) the dates to which the Fixed Base Rent and Additional Rent have been paid, (d) the fact that there are no defaults in performance by Landlord or Tenant of any of its obligations under this Lease, and, if so, specifying each such default and (e) such other matters requested by Landlord, it being intended that any such statement delivered pursuant hereto shall be deemed a representation and warranty to be relied upon by the party requesting the certificate and by others with whom such party may be dealing, regardless of independent investigation and Tenant shall be liable for all loss, cost or expense resulting from the failure of any sale or funding of any loan caused by a material misstatement contained in such estoppel certificate. Tenant hereby irrevocably appoints Landlord as attorney-in-fact for the Tenant with full power and authority to execute and deliver in the name of Tenant such estoppel certificate if Tenant fails to deliver the same within such five-day period and such certificate as signed by Landlord shall be fully binding on Tenant.

                                   ARTICLE 34

                               MEMORANDUM OF LEASE

      34.01 Tenant shall not record this Lease. However, at the request of Landlord, Tenant shall promptly execute, acknowledge and deliver to Landlord a memorandum of lease in respect of this Lease sufficient for recording. Such memorandum shall not be deemed to change or otherwise affect any of the obligations or provisions of this Lease.

                                   ARTICLE 35

                             SUBMISSION NOT AN OFFER

      35.01 Submission of this Lease to Tenant shall not be deemed to be a reservation of the Premises or an offer to lease the Premises and Landlord shall not be bound hereby until (i) Landlord shall have approved this Lease and (ii) Landlord shall have delivered to Tenant a copy of this Lease signed by Landlord, which has been previously signed by Tenant. Until such approval and delivery Landlord reserves the right to exhibit and lease the Premises to other prospective Tenants. Notwithstanding anything contained herein to the contrary, Landlord may withhold delivery of possession of the Premises from Tenant until such time as Tenant has paid to Landlord the security deposit required by
Article 6 and the first month's Fixed Base Rent as set forth in Article 1 and Tenant has delivered the evidence of insurance required under Article 11 hereof.

                                   ARTICLE 36

                                     SIGNAGE

      36.01 Landlord shall provide, at Tenant's expense, Building standard signage for the exterior side of Tenant's entry door. With respect to all other signage Tenant proposes to display, Landlord shall have the right to approve Tenant's signage in Landlord's sole discretion (each such approved sign, hereinafter an "Approved Sign"). Other than an approved sign, Tenant shall not, without the prior consent of Landlord, exhibit, inscribe, paint or affix any other sign, insignia, advertisement, lettering notice or other object on any part of the outside or inside of the Premises, the Building, the corridor walls or any area which would be visible from the surrounding streets and sidewalks or from portions of the Building not included within the Premises.

      36.02 In the event Tenant violates any of the provisions of this Article 36, Landlord, with or without notice to Tenant, may remove the offending sign and make such repairs to the immediately surrounding area as Landlord deems appropriate without any liability to itself. Tenant shall reimburse Landlord for any and all expenses incurred in connection with such removal and repair on demand.

      36.03 Tenant shall be entitled to four (4) listings in the Building directory.

                                   ARTICLE 37

                                  HOLDING OVER

      37.01 Tenant shall pay Landlord for each day Tenant retains possession of the Premises or part thereof after termination hereof by lapse of time or otherwise 200% of the amount of the Fixed Base Rent for the last period prior to the date of such termination plus all rent adjustments to Fixed Base rent under Articles 4, 5 and 16 hereof prorated on a daily basis, and also pay all damages sustained by Landlord by reason of such retention, and shall indemnify and hold Landlord harmless from any loss or liability resulting from such holding over and delay in surrender. If Landlord gives notice to Tenant of Landlord's election thereof, such holding over shall constitute renewal of this Lease for a period from month to month or for one year, whichever shall be specified in such notice, in either case at 200% of the annual Fixed Base Rent being paid to Landlord under this Lease immediately prior thereof plus all adjustments to Fixed Base Rent under Articles 4, 5 and 16 hereof, but if the Landlord does not so elect, acceptance by Landlord of rent after such termination shall not constitute a renewal. This provision shall not be deemed to waive Landlord's right of re-entry or any other right hereunder or at law.

                                   ARTICLE 38

                                  MISCELLANEOUS

      38.01 Tenant expressly acknowledges and agrees that Landlord has not made and is not making, and Tenant, in executing and delivering this Lease, is not relying upon, any warranties, representations, promises or statements, except to the extent that the same are expressly set forth in this Lease or in any other written agreement which may be made between the parties concurrently with the execution and delivery of this Lease and shall expressly refer to this Lease. All understandings and agreements heretofore had between the parties are merged in this Lease and any other written agreement(s) made concurrently herewith, which alone fully and completely express the agreement of the parties and which are entered into after full investigation, neither party relying upon any statement or representation not embodied in this Lease or any other written agreement(s) made concurrently herewith.

      38.02 No agreement shall be effective to change, modify, waive, release, discharge, terminate or effect an abandonment of this Lease, in whole or in part, unless such agreement is in writing, refers expressly to this Lease and is signed by the party against whom enforcement of the change, modification, waiver, release, discharge, termination or effectuation of the abandonment is sought. If Tenant shall at any time request Landlord to sublet the Premises for Tenant's account, Landlord or its agent is authorized to receive keys for such purposes without releasing Tenant from any of its obligations under this Lease, and Tenant hereby releases Landlord of any liability for loss or damage to any of the Tenant's Property in connection with such subletting.

      38.03 Except as otherwise expressly provided in this Lease, the obligations of this Lease shall bind and benefit the successors and assigns of the parties hereto with the same effect as if mentioned in each instance where a party is named or referred to; provided, however, that (a) no act in violation of the provisions of Article 9 shall operate to vest any rights in any successor or assignee of Tenant, and (b) the provisions of this Article shall not be construed as modifying the conditions of limitation contained in Article 25.

      38.04 Tenant shall look only to Landlord's estate and property in the Land and the Building for the satisfaction of Tenant's remedies for the collection of a judgment (or other judicial process) requiring the payment of money by Landlord in the event of any default by Landlord hereunder, and no other property or assets of Landlord or its stockholders or board of directors and officers, its partners or principals, disclosed or undisclosed, as the case may be, or any employees or agents of Landlord shall be subject to levy, execution or other enforcement procedure for the satisfaction of Tenant's remedies under or with respect to this Lease, the relationship of Landlord and Tenant hereunder or Tenant's use or occupancy of the Premises.

      38.05 The obligations of Tenant hereunder shall be in no way affected, impaired or excused, nor shall Landlord have any liability whatsoever to Tenant, because (a) Landlord is unable to fulfill, or is delayed in fulfilling, any of its obligations under this Lease by reason of strike, other labor trouble, governmental preemption of priorities or other controls in connection with a national or other public emergency or shortages of fuel, supplies or labor resulting therefrom, or any other cause, whether similar or dissimilar, beyond Landlord's reasonable control; or (b) of any failure or defect in the supply, quantity or character of electricity or water furnished to the Premises, by reason of any requirement, act or omission of the public utility or others serving the Building with electric energy, steam, oil, gas or water, or for any other reason whether similar or dissimilar, beyond Landlord's reasonable control.

      38.06 For the purposes of this Lease, the following terms have the meanings indicated:

            (a) The term "mortgage" shall include a mortgage and/or a deed of trust, and the term "holder of a mortgage" or "mortgagee" or words of similar import shall include a mortgagee of a mortgage or a beneficiary of a deed of trust.

            (b) The term "laws and requirements of any public or governmental authorities" and words of similar import shall mean laws and ordinances of any or all of the Federal, state, city, town, county, borough and village governments and rules, regulations, orders and directives of any and all departments, subdivisions, bureaus, agencies or offices thereof, and of any other governmental, public or quasi-public authorities having jurisdiction over the Building and/or the Premises, and the direction of any public officer pursuant to law, whether now or hereafter in force.

            (c) The term "requirements of insurance bodies" and words of similar import shall mean rules, regulations, orders and other requirements of the New York Board of Underwriters and/or the New York Fire Insurance Rating Organization and/or any other similar body performing the same or similar functions and having jurisdiction or cognizance over the Building and/or the Premises, whether now or hereafter in force.

            (d) The term "Tenant" shall mean the Tenant herein named or any permitted assignee or other successor in interest (immediate or remote) of the Tenant herein named, which at the time in question is the owner of the Tenant's estate and interest granted by this Lease; but the foregoing provisions of this subsection shall not be construed to permit any assignment of this Lease or to relieve the Tenant herein named or any assignee or other successor in interest (whether immediate or remote) of the Tenant herein named from the full and prompt payment, performance and observance of the covenants, obligations and conditions to be paid, performed and observed by Tenant under this Lease.

            (e) The term "Landlord" shall mean only the owner at the time in question of the Building or of a lease of the Building, so that in the event of any transfer or transfers of title to the Building or of Landlord's interest in a lease of the Building, the transferor shall be and hereby is relieved and freed of all obligations of Landlord under this Lease accruing after such transfer, and it shall be deemed, without further agreement, that such transferee has assumed and agreed to perform and observe all obligations of Landlord herein during the period it is the holder of Landlord's interest under this Lease.

            (f) The terms "herein," "hereof' and "hereunder," and words of similar import, shall be construed to refer to this Lease as a whole, and not to any particular Article or Section, unless expressly so stated.

            (g) The term "and/or" when applied to two or more matters or things shall be construed to apply to any one or more or all thereof as the circumstances warrant at the time in question.

            (h) The term "person" shall mean any natural person or persons, a partnership, a corporation, and any other form of business or legal association or entity.

            (i) The term "Business Days" means Monday through Friday, except days observed by the Federal or state government as legal holidays, and such other days as shall be designated as holidays by the applicable building service union employees service contract or by the applicable operating engineers contract. The term "Business Hours" means 9:00 a.m. to 6:00 p.m. on Business Days, except as otherwise provided in the immediately preceding sentence.

      38.07 Upon the expiration or other termination of this Lease neither party shall have any further obligation or liability to the other except as otherwise expressly provided in this Lease and except for such obligations as by their nature or under the circumstances can only be, or by the provisions of this Lease, may be, performed after such expiration or other termination; and, in any event, unless otherwise expressly provided in this Lease, any liability for a payment (including, without limitation, Additional Rent under Articles 4, 5 and
16) which shall have accrued to or with respect to any period ending at the time of expiration or other termination of this Lease shall survive the expiration or other termination of this Lease.

      38.08 (a) If Tenant shall request Landlord's consent or approval and Landlord shall fail or refuse to give such consent or approval, Tenant shall not be entitled to any damages for any withholding by Landlord of its consent or approval, it being intended that Tenant's sole remedy shall be an action for specific performance or injunction, and that such remedy shall be available only in those cases where Landlord has expressly agreed in writing not to unreasonably withhold its consent or approval or where as a matter of law Landlord may not unreasonably withhold its consent or approval.

            (b) Wherever Landlord's consent or approval is required in this Lease and neither this Lease nor applicable law requires that such approval or consent shall not be unreasonably withheld, Landlord may determine in its sole discretion whether to grant or refuse to grant such consent or approval, regardless of whether such refusal to consent or approve may be deemed arbitrary.

      38.09 If any Superior Mortgagee shall require any modification(s) of this Lease, Tenant shall, at Landlord's request, promptly execute and deliver to Landlord such instruments effecting such modification(s) as Landlord shall require, provided that such modification(s) do not adversely affect in any material respect any of Tenant's rights under this Lease.

      38.10 If an excavation shall be made upon land adjacent to or under the Building, or shall be authorized to be made, Tenant shall afford to the person causing or authorized to cause such excavation license to enter the Premises for the purpose of performing such work as said person shall deem necessary or desirable to preserve and protect the Building from injury or damage and to support the same by proper foundations, without any claim for damages or liability against Landlord and without reducing or otherwise affecting Tenant's obligations under this Lease.

      38.11 In the event the Fixed Base Rent or Additional Rent or any part thereof provided to be paid by Tenant under the provisions of this Lease during the demised term shall become uncollectible or shall be reduced or required to be reduced or refunded by virtue of any Federal, state, county or city law, order or regulation, or by any direction of a public officer or body pursuant to law, or the orders, rules, codes or regulations of any organization or entity formed pursuant to law, whether such organization or entity be public or private, then Landlord, at its option, may at any time thereafter terminate this Lease by not less than thirty (30) days' written notice to Tenant on a date set forth in said notice, in which event this Lease and the term hereof shall terminate and come to an end on the date fixed in said notice as if the said date were the expiration date set forth herein. Landlord shall not have the right so to terminate this Lease if within such thirty-day period Tenant shall agree in writing that the rentals herein reserved are a reasonable rental and agree to continue to pay said rentals including the amount representing that portion of the Fixed Base Rent and Additional Rent payable hereunder allocable to the cost of electrical energy, provided such agreement by Tenant shall be legally enforceable by Landlord.

      38.12 Tenant agrees that the exercise of its rights pursuant to the provisions of Article 13 or of any other provisions of this Lease or the Exhibits hereto shall not be done in a manner which would violate Landlord's union contracts affecting the Land and/or Building, nor create any work stoppage, picketing, labor disruption or dispute or any interference with the business of Landlord or any Tenant or occupant of the Building.

      38.13 Any apportionments or prorations of Fixed Base Rent or Additional Rent to be made under this Lease shall be computed on the basis of a 360-day year.

      38.14 In addition to any remedies which Landlord may have under this Lease, and without reducing or adversely affecting any of Landlord's rights and remedies under Article 25, if there shall be a default hereunder by Tenant which shall not have been remedied within the applicable grace period, Landlord shall not be obligated to furnish to

Tenant or the Premises any heat, ventilation or air-conditioning services outside of Business Hours on Business Days, or any other services; and the discontinuance of any one or more such services shall be without liability by Landlord to Tenant and shall not reduce, diminish or otherwise affect any of Tenant's covenants and obligations under this Lease.

      38.15 Irrespective of the place of execution or performance, this Lease shall be governed by and construed in accordance with the laws of the State of New York, without reference to the conflicts of law principles thereof. If any provision of this Lease or the application thereof to any person or circumstance shall, for any reason and to any extent, be invalid or unenforceable, the remainder of this Lease and the application of that provision to other persons or circumstances shall not be affected but rather shall be enforced to the extent permitted by law. The table of contents, captions, headings and titles in this Lease are solely for convenience of reference and shall not affect its interpretation. This Lease shall be construed without regard to any presumption or other rule requiring construction against the party causing this Lease to be drafted. Each covenant, agreement, obligation or other provision of this Lease on Tenant's part to be performed, shall be deemed and construed as a separate and independent covenant of Tenant, not dependent on any other provision of this Lease. All terms and words used in this Lease, regardless of the number or gender in which they are used, shall be deemed to include any other number and any other gender as the context may require.

      The parties hereto have executed this Lease as of the date first written above.


                                  LANDLORD:

                                  110 East 42nd Street Associates,
                                  Limited Partnership

                                       By: 110 Management Corporation,
                                           its general partner



                                       By:__________________________________
                                          Silvia Kessel
                                          Senior Vice President

                                  TENANT:

                                  National Fiber Network, Inc.



                                       By:__________________________________
                                          Name:___________________________
                                          Title:____________________________

STATE OF NEW JERSEY  )
                       SS.:
COUNTY OF BERGEN     )

      On this 19th day of March, 1997, before me personally came Silvia Kessel to me known, who, being duly sworn by me, did depose and say that she is a Vice President of 110 Management Corporation, which is the general partner of 110 East 42nd Street Associates, Limited Partnership, the entity described in and which executed the above instrument and that she signed her name thereto by order of the board of directors of said corporation.



                                       ------------------------------------
                                       Notary Public


STATE OF NEW YORK    )
                       SS.:
COUNTY OF NEW YORK   )

      On this 15th day of March, 1997, before me personally came Stephen Garofalo to me known, who, being duly sworn by me, did depose and say that he is the President of National Fiber Network, Inc., the entity described in and which executed the above instrument and that he signed his name thereto by order of the board of directors of said corporation.



                                       ------------------------------------
                                       Notary Public

                                    EXHIBIT A

                                PLAN OF PREMISES

                                    EXHIBIT B

                                 Landlord's Work

Landlord shall paint the entire Premises and clean the existing carpeting therein.

                                    EXHIBIT C

                              RULES AND REGULATIONS

      1. The rights of tenants in the entrances, corridors, elevators, and escalators of the Building are limited to ingress and egress from the tenants' premises for the tenants and their employees, licensees and invitees, and no tenant shall use, or permit the use of, the entrances, corridors, escalators or elevators for any other purpose. No tenant shall invite to the tenant's premises, or permit the visit of, persons in such numbers or under such conditions as to interfere with the use and enjoyment of any of the plazas, entrances, corridors, escalators, elevators and other facilities of the Building by other tenants. Tenant shall not use or permit its employees to use the elevators before 10:00 A.M. in a "Down" direction for purposes of taking a coffee break or similar activities. Fire exits and stairways are for emergency use only, and they shall not be used for any other purposes by the tenants, their employees, licensees or invitees. No tenant shall encumber or obstruct, or permit the encumbrance or obstruction of or store or place any materials on any of the sidewalks, plazas, entrances, corridors, escalators, fire exits or stairways of the Building. The Landlord reserves the right to control and operate the public portions or the Building and the Public facilities, as well as facilities, furnished for the common use of the tenants, in such manner as it deems best for the benefit of the tenants generally.

      2. The cost of repairing any damage to the public portions of the Building or the public facilities or to any facilities used in common with other tenants, caused by a tenant or the employees, licensees or invitees of the tenant, shall be paid by such tenant.

      3. The Landlord may refuse admission to the Building outside of ordinary business hours to any person not known to the watchman in charge or not having a pass issued by the Landlord or not properly identified, and may require all persons admitted to or leaving the Building outside of ordinary business hours to register. Tenant's employees, agents and visitors shall be permitted to enter and leave the Building whenever appropriate arrangements have been previously made between the Landlord and Tenant with respect thereto. Each tenant shall be responsible for all persons for whom he requests such permission and shall be liable to the Landlord for all acts of such persons. Any person whose presence in the Building at any time shall, in the judgment of the Landlord, be prejudicial to the safety, character, reputation and interests of the Building or its tenants may be denied access to the Building during the continuance of the same, by closing the doors or otherwise, for the safety of the tenants and protection of property in the Building. The Landlord may require any person leaving the Building with any package or other object to exhibit a pass from the tenant from whose premises the package or object is being removed, but the establishment and enforcement of such requirement shall not impose any responsibility on the Landlord for the protection of any tenant against the removal of property from the premises of the tenant. The Landlord shall in no way, be liable to any tenant for damages or loss arising from the admission, exclusion or ejection of any person to or from the tenant's premises or the Building under the provisions of this rule.

      4. No tenant shall obtain or accept for use in its premises, ice, drinking water, food, beverage, towel, barbering, boot blacking, floor polishing, lighting maintenance, cleaning or other similar services from any persons not authorized by the Landlord in writing to furnish such services, provided always that the charges for such services by persons authorized by the Landlord are not excessive. Such services shall be furnished only at such hours, in such places within the tenant's premises and under such regulations as may be fixed by the Landlord.

      5. No awnings or other projections over or around the windows shall be installed by any tenant, and only such window blinds as are supplied or permitted by the Landlord shall be used in a tenant's premises.

      6. There shall not be used in any space, or in the public halls of the Building, either by the Tenant or by jobbers or others, in the delivery or receipt of merchandise, any hand trucks, except those equipped with rubber tires and side guards.

      7. All entrance doors in each tenant's premises shall be kept locked when the tenant's premises are not in use. Entrance doors shall not be left open at any time, all windows in each tenant's premises shall be kept closed at all times and all blinds therein above the ground floor shall be lowered when and as reasonably required because of the position of the sun, during the operation of the Building air conditioning system to cool or ventilate the tenant's premises.

      8. No noise, including the playing of any musical instruments, radio or television, which, in the judgment of the Landlord, might disturb other tenants in the Building shall be made or permitted by any tenant, and no cooking shall be done in the Tenant's premises, as expressly approved by the Landlord. Nothing shall be done or permitted in the Tenant's premises, which would impair or interfere with any of the Building services or the proper and economic heating, cleaning or other servicing of the Building or premises, or the use or enjoyment by any other tenant of any other premises, nor shall there be installed by any tenant any ventilating, air-conditioning, electrical or other equipment of any kind which, in the judgment of the Landlord, might cause any such impairment or interference. No dangerous, inflammable, combustible or explosive object or material shall be brought into the Building by any tenant or with the permission of any tenant.

      9. Tenant shall not permit any cooking or food odors emanating within the Premises to seep into other portions of the Building.

      10. No acids, toxic wastes, vapors or other such materials shall be stored in the Premises or discharged or permitted to be discharged into the waste lines, vents or flues of the Building which may damage them. The water and wash closets and other plumbing fixtures in or serving any tenant's premises shall not be used for purposes other than the purpose for which they were designed or constructed, and no sweepings, rubbish, rags, acids or other foreign substances shall be deposited therein. All damages resulting from any misuse of the fixtures shall be borne by the tenant who, or whose servants, employees, agents, visitors, or licensees, shall have caused the same.

      11. No signs, advertisements, notice or other lettering shall be exhibited, inscribed, painted or affixed by any tenant on any part of the outside or inside the premises or the Building without the prior written consent of Landlord. In the event of the violation of the foregoing by any tenant, Landlord may remove the same without any liability, and may charge the expense incurred by such removal to the tenant or tenants violating this rule. Interior signs and lettering on doors and elevators shall be inscribed, painted, or affixed for each tenant by Landlord at the expense of such tenant, and shall be of a size, color and style acceptable to Landlord. Landlord shall have the right to prohibit any advertising by any tenant which impairs the reputation of the Building or its desirability as a building for offices, and upon written notice from Landlord, Tenant shall refrain from or discontinue such advertising.

      12. No additional locks or bolts of any kind shall be placed upon any of the doors or windows in any tenant's premises and no lock on any door therein shall be changed or altered in any respect. Duplicate keys for a tenant's premises and toilet rooms shall be procured only from the Landlord, which may make a reasonable charge therefor. Upon the termination of a tenant's lease, all keys of the tenant's premises and toilet rooms shall be delivered to the Landlord.

      13. No tenant shall mark, paint, drill into, or in any way deface any part of the Building or the premises demised to such tenant. No boring, cutting or stringing of wires shall be permitted, except with the prior written consent of Landlord, and as Landlord may direct. No tenant shall install any resilient tile or similar floor covering in the premises demised to such tenant except in a manner approved by Landlord.

      14. No tenant shall lease desk space or permit the licensing of desk space in the premises demised to such tenant.

      15. No premises shall be used, or permitted to be used, at any time, as a store for the sale, or display of goods, wares or merchandise of any kind, or as a restaurant, shop, booth, bootblack or other stand, or for the conduct of any business or occupation which predominantly involves direct patronage of the general public in the premises demised to such tenant, or for manufacturing or for other similar purposes.

      16. The requirements of tenants will be attended to only upon application at the office of the building. Employees of Landlord shall not perform any work or do anything outside of the regular duties, unless under special instruction from the office of the Landlord.

      17. Each tenant shall, at its expense, provide artificial light in the premises demised to such tenant for Landlord's agents, contractors and employees while performing janitorial or other cleaning services and making repairs or alterations in said premises.

      18. Tenants' employees shall not loiter around the hallways, stairways, elevators, front roof or any other part of the Building used in common by the occupants thereof.

      19. If the premises demised to any tenant become infested with vermin, such tenant, at its sole cost and expense, shall cause its premises to be exterminated, from time to time, to the satisfaction of Landlord and shall employ such exterminators therefor as shall be approved by Landlord.

      20. Any cuspidors or similar containers or receptacles used in any tenant's premises and shall be cared for and cleaned by and at the expense of the Tenant.

      21. All movers used by any Tenant or occupant of the Building shall be appropriately licensed and shall maintain adequate insurance coverage (proof of such coverage shall be delivered to Landlord prior to movers providing service in and throughout the Building). No Tenant shall move, or permit to be moved, into or out of the Building of the premises demised to such Tenant, or move any heavy or bulky matter without specific approval of the Landlord, and if such matter requires special handling, only a person holding a master rigger's license shall be employed to perform such special services. Tenant shall protect the Premises, including all Finishing Work from damage or soiling by Tenant's movers and contractors and shall pay for extra cleaning or replacement or repairs by reason of Tenant's failure to do so.

      22. If the Premises shall be situated on the ground floor of the Building, the Tenant shall cause all exterior windows facing on any street or avenue to be thoroughly cleaned inside and out at least once per calendar month. In addition, if the Premises shall be on the ground floor, Tenant shall likewise cause the exterior of any storefront or sign to be kept clean, properly maintained and in good order and repair throughout the term of this Lease.

      23. No bicycles, vehicles or animals of any kind shall be brought into or kept in or about the Premises.


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

      24. The Premises shall not be used for lodging or sleeping or for any immoral or illegal purposes.

      25. Canvassing, soliciting, and peddling in the Building are prohibited and each tenant shall cooperate to prevent the same.

      26. No space in the Building shall be used for manufacturing, distribution, or for the storage of merchandise or for the sale of merchandise, goods or property of any kind at auction.

      27. No tenant shall occupy or permit any portion of the Premises leased to it to be occupied as an office for a public stenographer or typist, or for the possession, storage, manufacture, or sale of liquor, narcotics, dope, tobacco, in any form, or as a barber or manicure shop or as an employment bureau or agency, or for a public finance (personal loan) business. No tenant or occupant shall engage or pay any employees on the Premises, except those actually working for such occupancy on the Premises, nor advertise for laborers giving an address at the Premises.

      28. Whenever Tenant shall submit to Landlord any plan, agreement or other document for Landlord's consent or approval, Tenant agrees to pay Landlord as additional rent, on demand, a processing fee in a sum equal to the reasonable fee of any architect, engineer or attorney employed by Landlord to review said plan, agreement or document.

      29. Freight, furniture, business equipment, merchandise and bulky matter of any description shall be delivered to and removed from the Premises only on the freight elevators and through the service entrances and corridors, and only during hours and in a manner approved by Landlord. Landlord reserves the right to inspect all freight to be brought into the Building and to exclude from the Building all freight which violates any of these Rules and Regulations or the lease of which these Rules and Regulations are a part.

      30. Tenant, in order to obtain maximum effectiveness of the cooling system shall lower and/or close venetian or vertical blinds or drapes when the sun's rays fall directly on windows of the Premises.

      31. In order that the Building can and will maintain a uniform appearance to those outside of same, each Tenant in building perimeter areas shall (a) use only building standard lighting in areas where lighting is visible from the outside of the Building and (b) use only building standard venetian or vertical blinds in window areas which are visible from the outside of the Building.

      32. All paneling, carpets, upholstery, drapery, furniture, and decorating materials shall be composed of fire and smoke retardant materials recommended by the


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

New York City Fire Department. Before installation of any such materials, certification of the material's fire retardant characteristics shall be submitted to Landlord, or its agents, in a manner satisfactory to the Landlord.

      33. When alterations to or above hung ceilings are performed, sprinkler systems will be installed at Tenant's cost and expense.

                                    EXHIBIT D

                CLEANING SPECIFICATIONS FOR 110 EAST 42ND STREET

A.    Nightly:

      a. Sweep all uncarpeted flooring using chemically treated dust mop to prevent dust dispersion.

      b. All carpeting and rugs to be spot vacuumed four (4) nights per week and thoroughly vacuumed once (1) each week.

      c.    Empty and clean all ashtrays and screen all sand urns.

      d. Empty wastebaskets and other trash receptacles, remove rubbish to designated area within the building.

      e. Hand dust and wipe clean with chemically treated cloth all furniture, file cabinets, desk lamps, window sills and convector enclosed tops within arm's reach.

      f. Move and dust under all desk equipment and phones, replacing and dusting said equipment.

      g.    Remove all gum and foreign matter on sight.

      h.    Scour and wash clean all water coolers and fountains.

      i. During cleaning operations, a minimum number of lights are to be left on. Upon completion of said operation, all lights should be turned off.

B.    Periodic

      Perform all high dusting as outlined below once every three (3) months.


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      a.    Hand dust all pictures, frames, charts, graphs and similar wall hangings not reached in nightly cleaning.

      b. Dust vertical surfaces such as partitions, fixtures, ventilating louvers, high moldings, etc. not reached in nightly cleaning.


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